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                AMENDED AND RESTATED DECLARATION OF TRUST


                                 between


                            TIME WARNER INC.


                                   and


                                 HOLDERS










                       Dated as of August 15, 1995












================================================================================



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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   Definitions

SECTION 1.01. Terms Generally .............................................    2
SECTION 1.02. Definitions .................................................    2


                                   ARTICLE II

                               Trust Indenture Act

SECTION 2.01. Trust Indenture Act; Application ............................    9
SECTION 2.02. Lists of Holders of Preferred
                Securities ................................................   10
SECTION 2.03. Reports by the Property Trustee .............................   10
SECTION 2.04. Periodic Reports to Property Trustee ........................   10
SECTION 2.05. Evidence of Compliance with Conditions
                Precedent .................................................   11
SECTION 2.06. Events of Default; Waiver ...................................   11
SECTION 2.07. Disclosure of Information ...................................   13


                                   ARTICLE III

                                  Organization

SECTION 3.01. Name ........................................................   13
SECTION 3.02. Office ......................................................   14
SECTION 3.03. Purpose .....................................................   14
SECTION 3.04. Authority ...................................................   14
SECTION 3.05. Title to Property of the Trust ..............................   14
SECTION 3.06. Powers and Duties of the Regular
                Trustees ..................................................   15
SECTION 3.07. Prohibition of Actions by Trust and
                Trustees ..................................................   17
SECTION 3.08. Powers and Duties of the Property
                Trustee ...................................................   19
SECTION 3.09. Delaware Trustee ............................................   22
SECTION 3.10. Certain Rights and Duties of the
                Property Trustee ..........................................   22
SECTION 3.11. Registration Statement and Related
                Matters ...................................................   25






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SECTION 3.12. Filing of Amendments to Certificate of
                Trust .....................................................   27
SECTION 3.13. Execution of Documents by Regular
                Trustees ..................................................   27
SECTION 3.14. Trustees Not Responsible for Recitals
                or Issuance of Trust Securities ...........................   27
SECTION 3.15. Duration of Trust ...........................................   28


                                   ARTICLE IV

                                     Sponsor

SECTION 4.01. Purchase of Common Securities by
                Sponsor ...................................................   28
SECTION 4.02. Expenses ....................................................   28
SECTION 4.03. Exchanges of LYONs and
                Redemptions ...............................................   29

                                    ARTICLE V

                                    Trustees

SECTION 5.01. Number of Trustees; Qualifications ..........................   29
SECTION 5.02. Appointment, Removal and Resignation
                of Trustees ...............................................   32
SECTION 5.03. Vacancies Among Trustees ....................................   34
SECTION 5.04. Effect of Vacancies .........................................   35
SECTION 5.05. Meetings ....................................................   35
SECTION 5.06. Delegation of Power .........................................   35


                                   ARTICLE VI

                                  Distributions

SECTION 6.01. Distributions ...............................................   36


                                   ARTICLE VII

                          Issuance of Trust Securities

SECTION 7.01. General Provisions Regarding Trust
                Securities ................................................   36








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                                  ARTICLE VIII

                              Termination of Trust

SECTION 8.01. Termination of Trust ........................................   38


                                   ARTICLE IX

                              Transfer of Interests

SECTION 9.01. Transfer of Trust Securities ................................   39
SECTION 9.02. Transfer of Certificates ....................................   40
SECTION 9.03. Deemed Security Holders .....................................   40
SECTION 9.04. Book-Entry Interests ........................................   40
SECTION 9.05. Notices to Holders of Certificates ..........................   41
SECTION 9.06. Appointment of Successor Clearing
                Agency ....................................................   41
SECTION 9.07. Definitive Preferred Securities
                Certificates ..............................................   41
SECTION 9.08. Mutilated, Destroyed, Lost or Stolen
                Certificates ..............................................   42


                                    ARTICLE X

                    Limitation of Liability; Indemnification

SECTION 10.01. Liability ..................................................   42
SECTION 10.02. Exculpation ................................................   43
SECTiON 10.03. Indemnification ............................................   43
SECTION 10.04. Outside Businesses .........................................   44


                                   ARTICLE XI

                                   Accounting

SECTION 11.01. Fiscal Year ................................................   45
SECTION 11.02. Certain Accounting Matters .................................   45
SECTION 11.03. Banking ....................................................   46
SECTION 11.04. Withholding ................................................   46








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                                   ARTICLE XII

                             Amendments and Meetings

SECTION 12.01. Amendments .................................................   47
SECTION 12.02. Meetings of the Holders of Trust
                 Securities; Action by Written
                 Consent ..................................................   48


                                  ARTICLE XIII

               Representations and Warranties of Property Trustee
                              and Delaware Trustee

SECTION 13.01. Representations and Warranties of
                 Property Trustee and Delaware
                 Trustee ..................................................   50

                                   ARTICLE XIV

                                  Miscellaneous

SECTION 14.01. Notices ....................................................   52
SECTION 14.02. Undertaking for Costs ......................................   53
SECTION 14.03. Governing Law ..............................................   54
SECTION 14.04. Headings ...................................................   54
SECTION 14.05. Partial Enforceability .....................................   54
SECTION 14.06. Counterparts ...............................................   54
SECTION 14.07. Intention of the Parties ...................................   54
SECTION 14.08. Successors and Assigns .....................................   55


Exhibits
--------

Exhibit A         Certificate of Trust of Time Warner Financing
                  Trust

Exhibit B         Terms of Preferred Security

Annex I           Certificate Evidencing Preferred Securities

Exhibit C         Terms of Common Securities

Annex I           Certificate Evidencing Common Securities of
                  Time Warner Financing Trust






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                        AMENDED AND RESTATED DECLARATION OF TRUST
                  ("Declaration"), dated as of August 15, 1995, by the undersigned trustees (together with all other Persons from time to time duly appointed and serving as trustees in accordance with the provisions of this Declaration, the "Trustees"), Time Warner Inc., a Delaware corporation, as trust sponsor ("Time Warner" or the "Sponsor"), and by the holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to this Declaration.


            WHEREAS the Sponsor and the Trustees entered into a Declaration of Trust dated as of June 7, 1995 (the "Original Declaration") in order to establish a statutory business trust (the "Trust") under the Business Trust Act (as hereinafter defined);

            WHEREAS the Certificate of Trust (the "Certificate of Trust") of the Trust was filed with the office of the Secretary of State of the State of Delaware on June 9, 1995;


            WHEREAS the Trustees and the Sponsor desire to continue the Trust pursuant to the Business Trust Act for the sole purpose of, as described more fully in Section 3.03 hereof, issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Subordinated Notes (as defined herein) of Time Warner issued under the Indenture (as defined herein) and to engage pursuant to the terms hereof in only those other activities necessary or incidental thereto; and

            WHEREAS, as of the date hereof, no interests in the Trust have been issued; and

            WHEREAS all of the Trustees and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration.


            NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Business Trust Act, that the Original Declaration






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be amended and restated in its entirety as provided herein and that this
Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to or purchased by the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.


                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Terms Generally. (a) The definitions in Section 1.02 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Annexes shall be deemed references to Articles and Sections of, and Exhibits and Annexes to this Declaration unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Declaration to any other document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

            (b) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in Section 1.02.

            (c) A term defined anywhere in this Declaration has the same meaning throughout.

            SECTION 1.02. Definitions. As used in this Declaration, the following terms have the meanings specified below:

            "Affiliate" has the same meaning as given to that term in Rule 405 of the Trust Indenture Act or any successor rule thereunder.

            "Appointment Event" means an event defined in the terms of the Preferred Securities set forth in Exhibit B which entitles the Holders of a Majority in Stated Amount of






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the Preferred Securities to appoint a Special Regular Trustee.

            "Book Entry Interest" means a beneficial interest in a Certificate registered in the name of a Clearing Agency or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Clearing Agency as described in Section 9.04.

            "Business Day" means any day other than a Saturday or Sunday or any other day on which banking institutions in New York, New York, are authorized or required by law to close.

            "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. SS SS 3801 et seq., as it may be amended from time to time.

            "Certificate" means a Common Security Certificate or a Preferred Security Certificate.

            "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the Preferred Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Preferred Securities.

            "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

            "Closing Date" means August 15, 1995.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor legislation. A reference to a specific section ((Sec.)) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Declaration, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Declaration containing such reference.







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            "Commission" means the Securities and Exchange Commission.

            "Common Security" has the meaning specified in Section 7.01(b).

            "Common Security Certificate" means a definitive certificate in fully registered form representing a Common Security substantially in the form of Annex I to Exhibit C.

            "Covered Person" means (i) any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its Affiliates, (ii) any officer, director, shareholder, employee, representative or agent of Time Warner or its Affiliates and (iii) the Holders from time to time of the Trust Securities.

            "Delaware Trustee" has the meaning set forth in Section 5.01(a)(C).

            "Distribution" means a distribution payable to Holders of Trust Securities in accordance with Section 6.01.

            "DTC" means The Depository Trust Company, the initial Clearing
Agency.

            "Event of Default" in respect of the Trust Securities means an Indenture Event of Default that has occurred and is continuing in respect of the Subordinated Notes.


            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time or any successor legislation.

            "Fiscal Year" has the meaning specified in Section 11.01.

            "Global Certificate", when used with respect to any Preferred Security, means a Preferred Security executed by the Trust and delivered to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Declaration, which shall be registered in the name of the Depositary or its nominee and which shall represent all of the outstanding Preferred Securities.








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            "Guarantee" means the Guarantee Agreement dated as of August 15,
1995, of Time Warner in respect of the Preferred Securities.

            "Holder" means a Person in whose name a Certificate representing a Trust Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

            "Indemnified Person" means any Trustee, any Affiliate of any Trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any Trustee, or any employee or agent of the Trust or its Affiliates.

            "Indenture" means the Indenture dated as of August 15, 1995, between Time Warner and the Indenture Trustee pursuant to which the Subordinated Notes are to be issued.

            "Indenture Event of Default" means any event or condition defined as an "Event of Default" with respect to the Subordinated Notes under Section 6.01(a) of the Indenture that has occurred and is continuing.

            "Indenture Trustee" means Chemical Bank as trustee under the Indenture until a successor is appointed thereunder and thereafter means such successor trustee.

            "Investment Company" means an investment company as defined in the Investment Company Act.

            "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time or any successor legislation.

            "Legal Action" has the meaning specified in Section 3.06(e).

            "Liquidation Distribution" has the meaning set forth in Exhibits B and C hereto establishing the terms of the Trust Securities.

            "Majority in Stated Amount of the Trust Securities" means, except as otherwise required by the Trust Indenture Act and except as provided in the penultimate paragraph of Section 5 of Exhibit B hereto, Holder(s) of outstanding Trust Securities voting together as a single







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class or, as the context may require, Holder(s) of outstanding Preferred
Securities or Common Securities voting separately as a class, who are the record owners of a relevant class of Trust Securities whose Stated Amount represents more than 50% of the Stated Amount of all outstanding Trust Securities of such class.

            "Maturity Payment Amount" has the meaning assigned to such term in the Indenture.

            "Ministerial Action" has the meaning set forth in the terms of the Trust Securities as set forth in Exhibits B and C hereto.

            "Paying Agent" has the meaning specified in Section 3.08(i).

            "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "Preferred Security" has the meaning specified in Section 7.01(b).

            "Preferred Security Beneficial Owner" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

            "Preferred Security Certificate" means a definitive certificate in fully registered form representing a Preferred Security substantially in the form of Annex I to Exhibit B.

            "Property Trustee" means the Trustee meeting the eligibility requirements set forth in Section 5.01(c) and having the duties set forth for the Property Trustee herein.

            "Property Account" has the meaning specified in Section 3.08(c)(i).







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            "Quorum" means a majority of the Regular Trustees or, if there are only two Regular Trustees, both such Regular Trustees.

            "Redemption Payment Amount" has the meaning assigned to such term in the Indenture.


            "Regular Trustee" means any Trustee other than the Property Trustee and the Delaware Trustee.

            "Related Party" means any direct or indirect wholly owned subsidiary of Time Warner or any other Person which owns, directly or indirectly, 100% of the outstanding voting securities of Time Warner.

            "Resignation Request" has the meaning specified in Section 5.02(d).

            "Responsible Officer" means, with respect to the Property Trustee, the chairman of the board of directors, any vice chairman, the president, any executive vice president, any senior vice president, any vice-president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

            "Rule 3a-5" means Rule 3a-5 under the Investment Company Act or any successor rule thereunder.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

            "66-2/3% in Liquidation Amount of the Trust Securities" means, except as otherwise required by the Trust Indenture Act and except as provided in the penultimate paragraph of paragraph 5 of Exhibit B hereto, Holder(s) of outstanding Trust Securities voting together as a single class or, as the context may require, Holder(s) of outstanding Preferred Securities or Common Securities, voting separately as a class, who are the record owners of a relevant class of Trust Securities whose Liquidation Amount







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(including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) represents 66-2/3% or more of the Liquidation Amount of all outstanding Trust Securities of such class.

            "Special Event" has the meaning set forth in the terms of the Trust Securities as set forth in Exhibits B and C hereto.

            "Special Redemption Date" has the meaning set forth in the terms of the Trust Securities as set forth in Exhibits B and C hereto.

            "Special Redemption Price" has the meaning set forth in the terms of the Trust Securities as set forth in Exhibits B and C hereto.

            "Special Regular Trustee" means a Regular Trustee appointed by the Holders of a Majority in Stated Amount of the Preferred Securities in accordance with Section 5.02(a)(ii)(B).

            "Sponsor" or "Time Warner" means Time Warner Inc., a Delaware corporation, or any successor entity, in its capacity as sponsor of the Trust.

            "Stated Amount" means, with respect to each Trust Security, $31.

            "Subordinated Notes" means the series of Subordinated Notes issued by Time Warner under the Indenture to the Property Trustee and entitled the 4% Subordinated Notes due December 23, 1997.

            "Successor Delaware Trustee" has the meaning specified in Section 5.02(b)(ii).

            "Successor Property Trustee" means a successor Trustee possessing the qualifications to act as Property Trustee set forth in Section 5.01(c).

            "10% in Stated Amount of the Trust Securities" means, except as otherwise required by the Trust Indenture Act and except as provided in the penultimate paragraph of paragraph 5 of Exhibit B hereto, Holder(s) of outstanding Trust Securities voting together as a single class or, as







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the context may require, Holder(s) of outstanding Preferred Securities or Common
Securities, voting separately as a class, who are the record owners of a relevant class of Trust Securities whose Stated Amount represents 10% or more of the Stated Amount of all outstanding Trust Securities of such class.

            "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

            "Trust Securities" means the Common Securities and the Preferred Securities.

            "Underwriting Agreement" means the underwriting agreement dated August 9, 1995, among Time Warner, the Trust and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named therein, with respect to, among other things, the Preferred Securities.


                                   ARTICLE II

                               Trust Indenture Act

            SECTION 2.01. Trust Indenture Act; Application.

            (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration and shall, to the extent applicable, be governed by such provisions;

            (b) if and to the extent that any provision of this Declaration limits, qualifies or conflicts with







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      the duties imposed by ss.ss. 310 to 317, inclusive, of the Trust Indenture
      Act, such imposed duties shall control;

            (c) the Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act; and

            (d) the application of the Trust Indenture Act to this Declaration shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

            SECTION 2.02. Lists of Holders of Preferred Securities. (a) Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide the Property Trustee with such information as is required under ss. 312(a) of the Trust Indenture Act at the times and in the manner provided in ss. 312 (a).

            (b) The Property Trustee shall comply with its obligations under ss.ss. 310(b), 311 and 312(b) of the Trust Indenture Act.

            SECTION 2.03. Reports by the Property Trustee. Within 60 days after May 15 of each year, the Property Trustee shall provide to the Holders of the Trust Securities such reports as are required by ss. 313 of the Trust Indenture Act, if any, in the form, in the manner and at the times provided by ss. 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of ss. 313(d) of the Trust Indenture Act.

            SECTION 2.04. Periodic Reports to Property Trustee. Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee, the Commission and the Holders of the Trust Securities, as applicable, such documents, reports and information as required by ss. 314(a)(l)-(3), if any, of the Trust Indenture Act and the compliance certificates required by ss. 314(a)(4) and (c) of the Trust Indenture Act, any such certificates to be provided in the form, in the manner and at the times required by ss. 314(a)(4) and (c) of the Trust Indenture Act, provided that any certificate to be provided pursuant to ss. 314(a)(4) of the Trust Indenture Act shall be provided within 120 days of the end of each Fiscal Year.








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            SECTION 2.05. Evidence of Compliance with Conditions Precedent. Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration which relate to any of the matters set forth in ss. 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given pursuant to ss. 314(c) shall comply with ss. 314(e) of the Trust Indenture Act.

            SECTION 2.06. Events of Default; Waiver. (a) Subject to Section 2.06(c), Holders of Preferred Securities may by vote of at least a Majority in Stated Amount of the Preferred Securities (i) in accordance with the terms of the Preferred Securities direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee hereunder or (ii) on behalf of the Holders of all Preferred Securities waive any past Event of Default in respect of the Preferred Securities and its consequences, provided that if the Event of Default arises out of an Indenture Event of Default:

            (A) which is not waivable under the Indenture, the Event of Default under this Declaration shall also be not waivable; or

            (B) which requires the consent or vote of (1) holders of Subordinated Notes representing a specified percentage greater than a majority in Principal Amount (as such term is defined in the Indenture) of the Subordinated Notes, or (2) each holder of Subordinated Notes, the Event of Default under this Declaration may only be waived by, in the case of clause (1) above, the vote of Holders of Preferred Securities representing such specified percentage of the aggregate Stated Amount of the Preferred Securities, or, in the case of clause (2) above, each Holder of Preferred Securities.

Upon such waiver, any such default shall cease to exist, and any Event of Default with respect to the Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default with respect to the Preferred Securities or impair any right consequent thereon.








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            (b) Subject to Section 2.06(c), Holders of Common Securities may by
vote of at least a Majority in Stated Amount of the Common Securities, (i) in accordance with the terms of the Common Securities, direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee or
(ii) on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences, provided that, if the Event of Default arises out of an Indenture Event of
Default:

            (A) which is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below, the Event of Default under this Declaration shall also not be waivable; or

            (B) which requires the consent or vote of (1) holders of Subordinated Notes representing a specified percentage greater than a majority in Principal Amount of the Subordinated Notes or (2) each holder of Subordinated Notes, except where the holders of the Common Securities are deemed to have waived such Event of Default under this Declaration as provided below, the Event of Default under this Declaration may only be waived by, in the case of clause (1) above, the vote of Holders of Common Securities representing such specified percentage of the aggregate Stated Amount of the Common Securities, or, in the case of clause (2) above, each holder of Common Securities; and

provided, further that, each Holder of Common Securities will be deemed to have waived any Event of Default with respect to the Common Securities and its consequences until all Events of Default with respect to the Preferred Securities have been cured, waived by the Holders of Preferred Securities as provided in this Declaration or otherwise eliminated and until all Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Preferred Securities and only the Holders of the Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of this Declaration or the Trust Securities. In the event that any Event of Default with respect to the Preferred Securities is waived by the Holders of Preferred Securities as provided in this







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Declaration, the Holders of Common Securities agree that such waiver shall also constitute the waiver of such Event of Default with respect to the Common Securities for all purposes under this Declaration without any further act, vote or consent of the Holders of the Common Securities. Subject to the foregoing provisions of this Section 2.06(b), upon such waiver, any such default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default with respect to the Common Securities or impair any right consequent thereon.

            (c) The right of any Holder of Trust Securities to receive payment of Distributions on the Trust Securities in accordance with this Declaration and the terms of the Trust Securities set forth in Exhibits B and C on or after the respective payment dates therefor, or to institute suit for the enforcement of any such payment on or after such payment dates, shall not be impaired without the consent of each such Holder.

            (d) As provided in the terms of the Trust Securities set forth in Exhibits B and C hereto, a waiver of an Indenture Event of Default by the Property Trustee at the written direction of the Holders of the Preferred Securities constitutes a waiver of the corresponding Event of Default under this Declaration in respect of the Trust Securities.

            SECTION 2.07. Disclosure of Information. The disclosure of information as to the names and addresses of the Holders of the Trust Securities in accordance with ss. 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to ss. 312 of the Trust Indenture Act, nor shall the Property Trustee be held accountable by reason of mailing any material pursuant to a request made under ss. 312(b) of the Trust Indenture Act.


                                   ARTICLE III

                                  Organization

            SECTION 3.01. Name. The Trust is named "Time Warner Financing Trust" as such name may be modified from







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                                                                              14










time to time by the Regular Trustees following written notice to the Holders of Trust Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

            SECTION 3.02. Office. The address of the principal office of the Trust is c/o Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019. Upon ten days written notice to the Holders, the Regular Trustees may change the location of the Trust's principal office.

            SECTION 3.03. Purpose. The exclusive purposes and functions of the Trust are: (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Subordinated Notes and (b) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets or at any time otherwise undertake (or permit to be undertaken) any activity that would result in or cause the Trust to be treated as an association taxable as a corporation or partnership for United States Federal income tax purposes or as anything other than a grantor trust for United States Federal income tax purposes.

            SECTION 3.04. Authority. Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

            SECTION 3.05. Title to Property of the Trust. Except as provided in
Section 3.08 with respect to the Subordinated Notes and the Property Account or unless otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders of Trust Securities shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.







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                                                                              15











            SECTION 3.06. Powers and Duties of the Regular Trustees. The Regular Trustees shall have the exclusive power, authority and duty to cause the Trust, and shall cause the Trust, to engage in the following activities:

            (a) to issue and sell the Preferred Securities and the Common Securities, in each case in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities; and, provided further, there shall be no interests in the Trust other than the Trust Securities and the issuance of Trust Securities shall be limited to a one-time, simultaneous issuance of both Preferred Securities and Common Securities;

            (b) to acquire the Subordinated Notes with the proceeds of the sale of the Preferred Securities and the Common Securities; provided, however, the Regular Trustees shall cause legal title to all of the Subordinated Notes to be vested in, and the Subordinated Notes to be held of record in the name of, the Property Trustee for the benefit of the Holders of the Preferred Securities and the Common Securities;

            (c) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of any Special Event and to take any Ministerial Actions in connection therewith; provided, that the Regular Trustees shall consult with the Sponsor and the Property Trustee before taking or refraining to take any Ministerial Action in relation to a Special Event;

            (d) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including for the purposes of Section 316(c) of the Trust Indenture Act and with respect to Distributions, voting rights, redemptions, and exchanges, and to issue relevant notices to Holders of the Preferred Securities and Common Securities as to such actions and applicable record dates;

            (e) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 3.08(e), the Property Trustee has the exclusive power to bring such Legal Action;







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


                                                                              16











            (f) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

            (g) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

            (h) to give the certificate to the Property Trustee required by ss. 314(a)(4) of the Trust Indenture Act, which certificate may be executed by any Regular Trustee;

            (i) to incur expenses which are necessary or incidental to carrying out any of the purposes of the Trust;

            (j) to act as, or appoint another Person to act as, registrar and transfer agent for the Trust Securities, the Regular Trustees hereby initially appointing the Property Trustee for such purposes;

            (k) to take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of the Trust Securities set forth in Exhibits B and C hereto;

            (l) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing (including the establishment of a segregated non-interest bearing bank account in the name of the Trust for the purpose of effecting the issuance of the Common Securities and the purchase of Subordinated Notes);

            (m) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Securities or to enable the Trust to effect the purposes for which the Trust has been created;

            (n) to take any action, not inconsistent with this Declaration or with applicable law, which the Regular







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


                                                                              17










      Trustees determine in their discretion to be reasonable and necessary or desirable in carrying out the activities of the Trust as set out in this
      Section 3.06, in order that:

                  (i) the Trust will not be deemed to be an Investment Company required to be registered under the Investment Company Act;

                  (ii) the Trust will not be classified for United States
            federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States federal income tax purposes; and

                  (iii) the Trust comply with any requirements imposed by any taxing authority on holders of instruments treated as indebtedness for United States federal income tax purposes;

      provided that such action does not adversely affect the interests of Holders;

            (o) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust; and

            (p) subject to the requirements of ss.317(b) of the Trust Indenture Act, to appoint one or more Paying Agents in addition to the Property Trustee.

            The Regular Trustees must exercise the powers set forth in this
Section 3.06 in a manner which is consistent with the purposes and functions of the Trust set out in Section 3.03 and the Regular Trustees shall not take any action which is inconsistent with the purposes and functions of the Trust set forth in Section 3.03; and

            Subject to this Section 3.06, the Regular Trustees shall have none of the powers nor any of the authority of the Property Trustee set forth in
Section 3.08.

            SECTION 3.07. Prohibition of Actions by Trust and Trustees. The Trust shall not, and the Trustees (including the Property Trustee) shall cause the Trust not to, engage in any activity other than as required or authorized by this







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                                                                              18










Declaration. In particular, the Trust shall not and the Trustees (including the Property Trustee) shall cause the Trust not to:

            (a) invest any proceeds received by the Trust from holding the Subordinated Notes but shall promptly distribute all such proceeds to Holders of Trust Securities pursuant to the terms of this Declaration and of the Trust Securities;

            (b) acquire any assets other than as expressly provided herein;

            (c) possess Trust property for other than a Trust purpose;

            (d) make any loans, other than loans represented by the Subordinated Notes;

            (e) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Trust Securities in any way whatsoever;

            (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities;

            (g) incur any indebtedness for borrowed money;

            (h) except as contemplated by Section 2.06, (i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee with respect to the Subordinated Notes, (ii) waive any past default that is waivable under Section 6.04 of the Indenture, (iii) exercise any right to rescind or annul any declaration that the Subordinated Notes shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Notes, where such consent shall be required, unless the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such action will not result in the Trust being treated as an association taxable as a corporation or partnership for United States Federal income tax purposes and that, following such action, each holder of Trust Securities will be treated for United States Federal income tax purposes as owning an undivided beneficial interest in the Subordinated Notes; or

            (i) consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets to, any corporation or other body.

            SECTION 3.08. Powers and Duties of the Property Trustee. (a) The legal title to the Subordinated Notes shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Trust and the Holders of the Trust Securities. The right, title and interest of the Property Trustee to the Subordinated Notes shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Article V. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

            (b) The Property Trustee shall not transfer its right, title and interest in the Subordinated Notes to the Regular Trustees or, if the Property Trustee does not also act as the Delaware Trustee, the Delaware Trustee.

            (c) The Property Trustee shall:

            (i) establish and maintain a segregated non-interest bearing bank account (the "Property Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Trust and the Holders of the Trust Securities and on the receipt of payments of funds made in respect of the Subordinated Notes held by the Property Trustee, deposit such funds into the Property Account and, without any further acts of the Property Trustee or the Regular Trustees, promptly make payments to the Holders of the Preferred Securities and Common Securities from the Property Account in accordance with Section 6.01. Funds in the Property Account shall be held uninvested, and without liability for interest thereon, until disbursed in accordance with this Declaration. The Property Account shall be an account which is maintained with a banking institution whose long term unsecured indebtedness is rated by a "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, at least equal to (but in no event







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
      less than "A" or the equivalent) the rating assigned to the Preferred Securities by a nationally recognized statistical rating organization;

            (ii) engage in such ministerial activities as shall be necessary or appropriate to effect promptly the redemption of the Preferred Securities and the Common Securities to the extent the Subordinated Notes are redeemed or mature;

            (iii) upon notice of distribution issued by the Regular Trustees in accordance with the terms of the Preferred Securities and the Common Securities, engage in such ministerial activities as shall be necessary or appropriate to effect promptly the distribution pursuant to terms of the Trust Securities of Subordinated Notes to Holders of Trust Securities upon the occurrence of a Special Event;

            (iv) have the legal power to exercise all of the rights, powers and privileges of a holder of the Subordinated Notes under the Indenture and, if an Event of Default occurs and is continuing, the Property Trustee, subject to Section 2.06, shall for the benefit of the Holders of the Trust Securities, enforce its rights as holder of the Subordinated Notes under the Indenture, subject to the rights of the Holders of the Trust Securities pursuant to the terms of the Trust Securities, this Declaration, the Business Trust Act and the Trust Indenture Act; and

            (v) have the legal power to enforce the Sponsor's obligations under
      Section 4.02 to the extent the Sponsor shall default on such obligations.

            (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of the Trust Securities set forth in Exhibits B and C hereto.

            (e) Subject to Section 2.06, the Property Trustee shall take any Legal Action which arises out of or in connection with an Event of Default or the Property Trustee's duties and obligations under this Declaration, the Business Trust Act or the Trust Indenture Act.

            (f) All moneys deposited in the Property Account, and all Subordinated Notes held by the Property Trustee for







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
the benefit of the Trust and the Holders of the Trust Securities, will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of, the Property Trustee or its agents or their creditors.

            (g) The Property Trustee shall, within 90 days after the occurrence of a default with respect to the Trust Securities, transmit by mail, first class postage prepaid, to the holders of the Trust Securities, as their names and addresses appear upon the register, notice of all defaults with respect to the Trust Securities known to the Property Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 3.08(g) being hereby defined to be an Indenture Event of Default, not including any periods of grace provided for in the Indenture and irrespective of the giving of any notice provided therein); provided, that, except in the case of default in the payment of the Maturity Payment Amount or any Redemption Payment Amount or interest on any of the Subordinated Notes, the Property Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Property Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Trust Securities. The Property Trustee shall not be deemed to have knowledge of any default, except (i) a default in the payment of Maturity Payment Amount or Redemption Payment Amount or interest on the Subordinated Notes or (ii) any default as to which the Property Trustee shall have received written notice or a Responsible Officer charged with the administration of this Declaration shall have obtained written notice.

            (h) The Property Trustee shall continue to serve as Property Trustee unless either:

            (i) the Trust has been completely liquidated and the proceeds thereof distributed to the Holders of Trust Securities pursuant to the terms of the Trust Securities; or

            (ii) a Successor Property Trustee has been appointed and accepted that appointment in accordance with Article V.








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

            (i) The Property Trustee shall act as paying agent in respect of the Trust Securities and may authorize one or more Persons (each, a "Paying Agent") to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to the Trust Securities. Any such Paying Agent shall comply with ss. 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Property Trustee, after consultation with the Regular Trustees, at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Property Trustee.

            (j) Subject to this Section 3.08, the Property Trustee shall have none of the powers or the authority of the Regular Trustees set forth in Section 3.06.

The Property Trustee shall exercise the powers, duties and rights set forth in this Section 3.08 and Section 3.10 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.03 and the Property Trustee shall not take any action which is inconsistent with the purposes and functions of the Trust set forth in Section 3.03.

            SECTION 3.09. Delaware Trustee. Notwithstanding any other provision of this Declaration other than Section 5.01(a)(C), the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Regular Trustees and the Property Trustee described in this Declaration. Except as set forth in Section 5.01(a)(C), the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of ss. 3807 of the Business Trust Act.

            SECTION 3.10. Certain Rights and Duties of the Property Trustee. (a) The Property Trustee, before the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration, and no implied covenants shall be read into this Declaration against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a







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
prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Declaration, and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and

                  (B) in the absence of bad faith on the part of the Property
            Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

            (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

            (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders as provided herein relating to the time, method and place of conducting any proceeding for any







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
      remedy available to the Property Trustee hereunder or under the Indenture, or exercising any trust or power conferred upon the Property Trustee under this Declaration; and

            (iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or adequate indemnity against such risk or liability is not reasonably assured to it.

            (c) Subject to the provisions of Section 3.10(a) and (b):

            (i) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part request and rely upon a certificate, which shall comply with the provisions of ss. 314(e) of the Trust Indenture Act, signed by any two of the Regular Trustees or by an authorized officer of the Sponsor, as the case may be;

            (ii) the Property Trustee (A) may consult with counsel (which may be counsel to the Sponsor or any of its Affiliates and may include any of its employees) selected by it in good faith and with due care and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice and opinion and (B) shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

            (iii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or






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
      attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it in good faith and with due care;

            (iv) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holders, unless such Holders shall have offered to the Property Trustee reasonable security and indemnity against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that nothing contained in this clause (iv) shall relieve the Property Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Declaration, and to use the same degree of care and skill in this exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and

            (v) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Trust Securities and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Property Trustee to so act, or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action.

            SECTION 3.11. Registration Statement and Related Matters. In accordance with the Original Declaration, Time Warner and the Trustees have authorized and directed, and hereby confirm the authorization of, Time Warner, as the sponsor of the Trust, (a) to file with the Commission and execute, in each case on behalf of the Trust, (i) the Registration Statement on Form S-3 (File Nos. 33-60203 and 33-60203-01) (the "1933 Act Registration Statement") including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of the Preferred Securities of the Trust and (ii) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement")







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

(including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Exchange Act; (b) to file with the New York Stock Exchange or any other national securities exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange or such other national securities exchange; (c) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as Time Warner on behalf of the Trust may deem necessary or desirable and (d) to execute on behalf of the Trust the Underwriting Agreement relating to the issuance and sale of the Preferred Securities, substantially in the form included as Exhibit 1 to the 1933 Act Registration Statement with such changes thereto as may be approved by the authorized officer of the Sponsor executing the same, such approval to be evidenced by such officer's execution thereof. In the event that any filing referred to in clauses (a)-(c) above is required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, the Regular Trustees, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Property Trustee and the Delaware Trustee, in their capacities as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or blue sky laws. In connection with all of the foregoing, Time Warner and each Trustee, solely in its capacity as Trustee of the Trust, have constituted and appointed, and hereby confirm the appointment of, Gerald M. Levin, Richard D. Parsons, Richard J. Bressler, Peter
R. Haje and Philip R. Lochner, and each of them, as his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for Time Warner or such Trustee or in Time Warner's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the

1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and to execute and file with the New York Stock Exchange or any other national securities exchange a listing application and all other applications and documents as shall be necessary or desirable in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as Time Warner or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

            SECTION 3.12. Filing of Amendments to Certificate of Trust. The Restated Certificate of Trust as filed with the Secretary of State of the State of Delaware as of August 15, 1995 is attached hereto as Exhibit A. On or after the date of execution of this Declaration, the Trustees shall cause the filing with the Secretary of State of the State of Delaware of such amendments to the Certificate of Trust as the Trustees shall deem necessary or desirable.

            SECTION 3.13. Execution of Documents by Regular Trustees. Unless otherwise determined by the Regular Trustees and except as otherwise required by the Business Trust Act with respect to the Certificate of Trust or otherwise, a majority of, or if there are only two, both of, the Regular Trustees are authorized to execute and deliver on behalf of the Trust any documents which the Regular Trustees have the power and authority to execute or deliver pursuant to this Declaration; provided that any listing application prepared by the Sponsor referred to in Section 3.11(b) may be executed by any Regular Trustee.

            SECTION 3.14. Trustees Not Responsible for Recitals or Issuance of Trust Securities. The recitals contained in this Declaration and the Trust Securities shall be taken as the statements of the Sponsor and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Trust Securities.







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                                                                              28











            SECTION 3.15. Duration of Trust. The Trust, absent termination pursuant to the provisions of Article VIII hereof, shall have existence until December 31, 1998.


                                   ARTICLE IV

                                     Sponsor

            SECTION 4.01. Purchase of Common Securities by Sponsor. The Sponsor will purchase all the Common Securities issued by the Trust at the same time as the Preferred Securities are sold, in an amount equal to 3% of the capital of the Trust after giving effect to such purchase.

            SECTION 4.02. Expenses. (a) The Sponsor, in its capacity as Sponsor and not as a Holder, shall be responsible for and shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the issuance of the Preferred Securities, the fees and expenses (including reasonable counsel fees and expenses) of the Trustees (including any amounts payable under Article X) and the costs and expenses relating to the operation of the Trust, including costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the disposition of Trust assets).

            (b) The Sponsor, in its capacity as Sponsor and not as a Holder, will pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

            (c) The Sponsor's obligations under this Section 4.02 shall be for the benefit of, and shall be enforceable by, any Person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor and the Property Trustee may enforce the Sponsor's obligations under this Section 4.02







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directly against the Sponsor and the Sponsor irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Sponsor. The Sponsor agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 4.02.

            SECTION 4.03. Exchanges of LYONs and Redemptions. So long as it is subject to Section 16 of the Exchange Act with respect to Hasbro, the Sponsor shall take such steps as may be necessary in connection with any exchange of LYONs by the holders thereof or any redemption of PERCS or Subordinated Notes so that it is not in a net short position with respect to its obligations to deliver Hasbro Common Stock (treating the outstanding LYONs and PERCS, Preferred Securities (or, if distributed to the holders of the Preferred Securities, Subordinated Notes) as "derivative securities" (as defined under Rule 16a-1(c) under the Exchange Act) and treating the Hasbro Common Stock subject to only one put equivalent position (as defined under Rule 16a-1(h) under the Exchange
Act)), including through the redemption or purchase of Preferred Securities (or, if distributed to the holders of the Preferred Securities, Subordinated Notes, the purchase of LYONs, the settlement of exchanges or redemptions in cash (rather than Hasbro Common Stock) and the purchase of additional shares of Hasbro Common Stock.

                                    ARTICLE V

                                    Trustees

            SECTION 5.01. Number of Trustees; Qualifications. (a) The number of Trustees initially shall be five. At any time (i) before the issuance of the Trust Securities, the Sponsor may, by written instrument, increase or decrease the number of, and appoint, remove and replace the, Trustees, and (ii) after the issuance of the Trust Securities and except as provided in subsection (E) below and Section 5.02(a)(ii)(B) with respect to the Special Regular Trustee, the number of Trustees may be increased or decreased solely by, and Trustees may be appointed, removed or replaced solely by, vote of Holders of Common Securities representing a Majority in Stated Amount of the Common Securities voting as a class; provided that in any case:








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                                                                              30










            (A) the number of Trustees shall be at least five unless the Trustee that acts as the Property Trustee also acts as the Delaware Trustee, in which case the number of Trustees shall be at least four;

            (B) unless a Special Regular Trustee has been appointed (which appointment shall not impair the right of the Holders of Common Securities to increase or decrease the number of, or to appoint, remove or replace, Trustees (other than the Special Regular Trustee) as provided above), at least a majority of the Trustees shall at all times be officers, directors or employees of Time Warner;

            (C) if required by the Business Trust Act, one Trustee (the "Delaware Trustee") shall be either a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise is permitted to act as a Delaware Trustee hereunder under the laws of the State of Delaware, except that if the Property Trustee has its principal place of business in the State of Delaware and otherwise is permitted to act as a Trustee hereunder under the laws of the State of Delaware, then the Property Trustee shall also be the Delaware Trustee and Section 3.09 shall have no application;

            (D) there shall at all times be a Property Trustee hereunder that shall satisfy the requirements of Section 5.01(c); and

            (E) the number of Trustees shall be increased automatically by one if an Appointment Event has occurred and is continuing and the Holders of a Majority in Stated Amount of the Preferred Securities appoint a Special Regular Trustee in accordance with Section 5.02(a)(ii)(B) and the terms of the Preferred Securities.

Each Trustee shall be either a natural person at least 21 years of age or a legal entity which shall act through one or more duly appointed representatives.








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            (b) The initial Regular Trustees shall be:

                Peter R. Haje
                Richard J. Bressler
                Thomas W. McEnerney
                c/o   Time Warner Inc.
                75 Rockefeller Plaza
                New York, NY 10019

            (c) There shall at all times be one Trustee that shall act as Property Trustee. In order to act as Property Trustee hereunder, such Trustee shall:

            (i) not be an Affiliate of the Sponsor; and

            (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this
      Section 5.01(c)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      If at any time the Property Trustee shall cease to satisfy any of the requirements of clauses (i) and (ii) above, the Property Trustee shall immediately resign in the manner and with the effect set out in Section 5.02(d). If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of ss. 310(b) of the Trust Indenture Act, the Property Trustee and the Holders of the Common Securities (as if such Holders were the obligor referred to in ss. 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of ss. 310(b) of the Trust Indenture Act. The Guarantee shall be deemed to be specifically described in this Declaration for the purposes of clause (i) of the first proviso contained in ss. 310(b) of the Trust Indenture Act.







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            The initial Trustee that shall serve as the Property Trustee is The
First National Bank of Chicago, whose address is as set forth in Section
14.01(b).

            (d) The initial Trustee that shall serve as the Delaware Trustee is Michael J. Majchrzak, whose address is as set forth in Section 14.01(c).

            (e) Any action taken by (i) Holders of Common Securities pursuant to this Article V or (ii) Holders of Preferred Securities pursuant to this Article V to appoint or remove a Special Regular Trustee upon the occurrence of an Appointment Event, shall be taken at a meeting of Holders of Common Securities or Preferred Securities, as the case may be, convened for such purpose or by written consent as provided in Section 12.02.

            (f) No amendment may be made to this Section 5.01 which would change any rights with respect to the number, existence or appointment and removal of Trustees (other than any Special Regular Trustee), except with the consent of each Holder of Common Securities.

            (g) No amendment may be made to this Section 5.01 or Section 5.02(a)(ii)(B), which would change the rights of Holders of Preferred Securities to appoint, remove or replace a Special Regular Trustee except with the consent of each Holder of Preferred Securities.

            SECTION 5.02. Appointment, Removal and Resignation of Trustees. (a) Subject to Section 5.02(b), Trustees may be appointed or removed without cause at any time:

            (i) until the issuance of the Trust Securities, by written instrument executed by the Sponsor; and

            (ii) after the issuance of the Trust Securities,

                  (A) other than with respect to the Special Regular Trustee, by vote of the Holders of a Majority in Stated Amount of the Common Securities voting as a class; and

                  (B) if an Appointment Event has occurred and is continuing, one additional Regular Trustee (the "Special Regular Trustee") may be appointed, who shall not be an Affiliate of the Sponsor, by vote







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            of the Holders of a Majority in Stated Amount of the Preferred
            Securities, voting as a class and such Special Regular Trustee may only be removed (otherwise than by the operation of Section 5.02(c)), by vote of the Holders of a Majority in Stated Amount of the Preferred Securities voting as a class.

            (b) (i) The Trustee that acts as Property Trustee shall not be removed in accordance with Section 5.02(a) until a Successor Property Trustee possessing the qualifications to act as Property Trustee under
      Section 5.01(c) has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees, the Sponsor and the Property Trustee being removed; and

            (ii) the Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 5.02(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Section 5.01(a)(C) (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees, the Sponsor and the Delaware Trustee being removed.

            (c) A Trustee appointed to office shall hold office until such Trustee's successor shall have been appointed or until such Trustee's death, removal or resignation, provided that a Special Regular Trustee shall only hold office while an Appointment Event is continuing and shall cease to hold office immediately after the Appointment Event pursuant to which the Special Regular Trustee was appointed and all other Appointment Events cease to be continuing.

            (d) Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a "Resignation Request") in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation







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                                                                              34










shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

            (i) no such resignation of the Trustee that acts as the Property Trustee shall be effective until a Successor Property Trustee possessing the qualifications to act as Property Trustee under Section 5.01(c) has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee;

            (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee; and

            (iii) no such resignation of a Special Regular Trustee shall be effective until the 60th day following delivery of the Resignation Request to the Sponsor and the Trust or such later date specified in the Resignation Request during which period the Holders of the Preferred Securities shall have the right to appoint a successor Special Regular Trustee as provided in this Article V.

            (e) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section
5.02 within 60 days after delivery to the Sponsor and the Trust of a Resignation Request, the resigning Property Trustee or Delaware Trustee may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

            SECTION 5.03. Vacancies Among Trustees. If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to
Section 5.01 or if the number of Trustees is increased pursuant to Section 5.01, a vacancy shall occur. A resolution certifying the existence of such vacancy by a majority of the Regular Trustees shall be conclusive evidence of the existence of







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such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with the requirements of this Article V.

            SECTION 5.04. Effect of Vacancies. The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee, or any one of them, shall not operate to annul the Trust. Whenever a vacancy in the number of Regular Trustees shall occur until such vacancy is filled as provided in this Article V, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Declaration.

            SECTION 5.05. Meetings. Meetings of the Regular Trustees shall be held from time to time upon the call of any Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any in-person meeting of the Regular Trustees shall be hand-delivered or otherwise delivered in writing (including by facsimile) not less than 24 hours before such meeting. Notice of any telephonic meeting of the Regular Trustees or any committee thereof shall be hand- delivered or otherwise delivered in writing (including by facsimile) not less than 24 hours before such meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Regular Trustees.

            SECTION 5.06. Delegation of Power. (a) Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.11, including any registration statement or amendment thereto or other







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                                                                              36










document or schedule filed with the Commission, or making any other governmental filing.

            (b) The Regular Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.


                                   ARTICLE VI

                                  Distributions

            SECTION 6.01. Distributions. Holders shall receive periodic distributions, redemption payments and liquidation distributions in accordance with the applicable terms of the relevant Holder's Trust Securities ("Distributions"). Distributions shall be made to the Holders of Preferred Securities and Common Securities in accordance with the terms of the Trust Securities as set forth in Exhibits B and C hereto. If and to the extent that Time Warner makes a payment of interest or Maturity Payment Amount or Redemption Payment Amount on the Subordinated Notes held by the Property Trustee (the amount of any such payment being a "Payment Amount"), the Property Trustee shall and is directed to promptly make a Distribution of the Payment Amount to Holders in accordance with the terms of the Trust Securities as set forth in Exhibits B and C hereto.


                                   ARTICLE VII

                          Issuance of Trust Securities

            SECTION 7.01. General Provisions Regarding Trust Securities. (a) The Regular Trustees shall issue on behalf of the Trust securities in fully registered form representing undivided beneficial interests in the assets of the Trust in accordance with Section 7.01(b).

            (b) The Regular Trustees shall issue on behalf of the Trust one class of preferred securities representing undivided beneficial interests in the assets of the Trust







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                                                                              37










having such terms as are set forth in Exhibit B (the "Preferred Securities"), which terms are incorporated by reference in, and made a part of, this Declaration as if specifically set forth herein, and one class of common securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Exhibit C (the "Common Securities"), which terms are incorporated by reference in, and made a part of, this Declaration as if specifically set forth herein. The Trust shall have no securities or other interests in the assets of the Trust other than the Preferred Securities and the Common Securities.

            (c) The Certificates shall be signed on behalf of the Trust by the Regular Trustees (or, if there are more than two Regular Trustees, by any two of the Regular Trustees). Such signatures may be the manual or facsimile signatures of the present or any future Regular Trustee. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity of any Certificate. In case any Regular Trustee of the Trust who shall have signed any of the Certificates shall cease to be such Regular Trustee before the Certificate so signed shall be delivered by the Trust, such Certificate nevertheless may be delivered as though the person who signed such Certificate had not ceased to be such Regular Trustee; and any Certificate may be signed on behalf of the Trust by such persons as, at the actual date of the execution of such Certificate, shall be the Regular Trustees of the Trust, although at the date of the execution and delivery of the Declaration any such person was not such a Regular Trustee. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Trust Securities may be listed or of any Clearing Agency in which the Trust Securities have been accepted for trading, or to conform to usage.

            (d) The consideration received by the Trust for the issuance of the Trust Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.







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                                                                              38











            (e) Upon issuance of the Trust Securities as provided in this Declaration, the Trust Securities so issued shall be deemed to be validly issued, fully paid and nonassessable.

            (f) Every Person, by virtue of having become a Holder or a Preferred Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of and shall be bound by this Declaration.

            (g) Upon issuance of the Trust Securities as provided in this Declaration, the Regular Trustees on behalf of the Trust shall return to Time Warner the $10 constituting initial trust assets as set forth in the Original Declaration.


                                  ARTICLE VIII

                              Termination of Trust

            SECTION 8.01. Termination of Trust. This Declaration and the Trust shall terminate and be of no further force or effect upon the earliest of:

            (a) when all the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof (whether cash or Exchange Property (as defined in the Guarantee)), including any accrued and unpaid Distributions thereon to the applicable date of redemption, shall have been paid to the Holders of the Trust Securities in accordance with the terms of the Trust Securities;

            (b) when all the Subordinated Notes shall have been distributed to the Holders of Trust Securities in exchange for all the Trust Securities in accordance with the terms of the Trust Securities;

            (c) upon the expiration of the term of the Trust as set forth in Section 3.15; or

            (d) if Time Warner shall direct the Trustees to terminate the Trust, provided that Time Warner shall be the holder at such time of all the outstanding Preferred Securities as a result of the exercise of the







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


                                                                              39










      Time Warner Exchange Right (as defined in the Guarantee) or otherwise;

and a certificate of cancellation is filed by the Trustees with the Secretary of State of the State of Delaware. The Trustees shall so file such a certificate as soon as practicable after the occurrence of an event referred to in this Article VIII.

            The provisions of Sections 3.10 and Article X shall survive the termination of the Trust.


                                   ARTICLE IX

                              Transfer of Interests

            SECTION 9.01. Transfer of Trust Securities. (a) Trust Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration. Any transfer or purported transfer of any Trust Security not made in accordance with this Declaration shall be null and void.

            (b) Subject to this Article IX, Preferred Securities shall be freely transferable.

            (c) Subject to this Article IX, Time Warner and any Related Party may only transfer Common Securities to Time Warner or a Related Party; provided that any such transfer shall be subject to the condition that the transferor shall have obtained (i) either a ruling from the Internal Revenue Service or an unqualified written opinion addressed to the Trust and delivered to the Trustees of nationally recognized independent tax counsel experienced in such matters to the effect that such transfer will not (A) cause the Trust to be treated as issuing a class of interests in the Trust differing from the class of interests represented by the Common Securities originally issued to Time Warner, (B) result in the Trust acquiring or disposing of, or being deemed to have acquired or disposed of, an asset or (C) result in or cause the Trust to be treated as an association taxable as a corporation or partnership for United States Federal income tax purposes or as anything other than a grantor trust for United States Federal income tax purposes and (ii) an unqualified written opinion addressed to the Trust and delivered to the Trustees of a nationally recognized independent counsel experienced in







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                                                                              40










such matters that such transfer will not cause the Trust to be an Investment Company or controlled by an Investment Company.

            SECTION 9.02. Transfer of Certificates. The Regular Trustees shall provide for the registration of Certificates and of transfers of Certificates, which will be effected without charge but only upon payment (with such indemnity as the Regular Trustees may require) in respect of any tax or other government charges which may be imposed in relation to such transfers. Upon surrender for registration of transfer of any Certificate, the Regular Trustees shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees. Every Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Regular Trustees duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer shall be canceled by the Regular Trustees. A transferee of a Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Certificate. By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration.

            SECTION 9.03. Deemed Security Holders. The Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the Trust Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Trust Securities represented by such Certificate on the part of any Person, whether or not the Trustees shall have actual or other notice thereof.

            SECTION 9.04. Book-Entry Interests. The Preferred Securities Certificates, on original issuance, will be issued in fully registered form. With respect to any Certificates registered on the books and records of the Trust in the name of a Clearing Agency or the nominee of a Clearing Agency:

            (a) the Trust and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Declaration (including the payment of







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                                                                              41










      Distributions on such Certificates and receiving approvals, votes or consents hereunder) as the Preferred Security Holder and the sole holder of such Certificates and, except as set forth herein, shall have no obligation to the Preferred Security Beneficial Owners;

            (b) to the extent that the provisions of this Section 9.04 conflict with any other provisions of this Declaration, the provisions of this
      Section 9.04 shall control; and

            (c) the rights of the Preferred Security Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants. The Clearing Agency will make book-entry transfers among Clearing Agency Participants and receive and transmit payments of Distributions on such Certificates to such Clearing Agency Participants.

            SECTION 9.05. Notices to Holders of Certificates. Whenever a notice or other communication to the Holders is required to be given under this Declaration, the relevant Trustees shall give such notices and communications to the Holders and, with respect to any Preferred Security Certificate registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Trustees shall, except as set forth herein with respect to the Property Trustee, have no obligations to the Preferred Security Beneficial Owners.

            SECTION 9.06. Appointment of Successor Clearing Agency. If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Preferred Securities, the Regular Trustees may, in their sole discretion, appoint a successor Clearing Agency with respect to the Preferred Securities.

            SECTION 9.07. Definitive Preferred Securities Certificates. If (a) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Preferred Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 9.06 or
(b) the Regular Trustees elect after consultation with the Sponsor to







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


                                                                              42










terminate the book-entry system through the Clearing Agency with respect to the Preferred Securities, then upon surrender of the Certificates representing the Book Entry Interests with respect to the Preferred Securities by the Clearing Agency, accompanied by registration instructions, the Regular Trustees shall cause definitive Preferred Security Certificates to be delivered to Preferred Security Beneficial Owners in accordance with the instructions of the Clearing Agency. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 9.08. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificates should be surrendered to the Regular Trustees or if the Regular Trustees shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Regular Trustees such security or indemnity as may be required by them to keep each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, any two Regular Trustees on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this
Section 9.08, the Regular Trustees may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.


                                    ARTICLE X

                    Limitation of Liability; Indemnification

            SECTION 10.01. Liability. (a) Except as expressly set forth in this Declaration, the Guarantee and the terms of the Trust Securities the Sponsor:

            (i) shall not be personally liable for the return of any portion of the capital contributions of the







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


                                                                              43










      Holders of the Trust Securities, which shall be made solely from assets of the Trust; and

            (ii) shall not be required to pay to the Trust or to any Holder of Trust Securities any deficit upon dissolution of the Trust or otherwise.

            (b) Pursuant to Section 3803(a) of the Business Trust Act, the Holders of the Trust Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

            SECTION 10.02. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, except as otherwise set forth in Section 3.10 hereof) or wilful misconduct with respect to such acts or omissions.

            (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Trust Securities might properly be paid.

            SECTION 10.03. Indemnification. (a) To the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission







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                                                                              44










performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, except as otherwise set forth in Section 3.10 hereof) or wilful misconduct with respect to such acts or omissions.

            (b) To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Sponsor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 10.03(a).

            SECTION 10.04. Outside Businesses. Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of securities or other obligations of the Sponsor or its Affiliates.


                                   ARTICLE XI

                                   Accounting

            SECTION 11.01. Fiscal Year. The fiscal year ("Fiscal Year") of the Trust shall be the calendar year or such other year as is required by the Code.

            SECTION 11.02. Certain Accounting Matters. (a) At all times during the existence of the Trust, the Regular Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States Federal income tax purposes. The books and records of the Trust, together with a copy of this Declaration and a certified copy of the Certificate of Trust, or any amendment thereto, shall at all times be maintained at the principal office of the Trust and shall be open for inspection for any examination by any Holder or its duly authorized representative for any purpose reasonably related to its interest in the Trust during normal business hours.

            (b) The Regular Trustees shall, as soon as available after the end of each Fiscal Year of the Trust, cause to be prepared and mailed to each Holder of Trust Securities unaudited financial statements of the Trust for such Fiscal Year, prepared in accordance with generally accepted accounting principles; provided that, if the Trust is required to comply with the periodic reporting requirements of Section 13(a) or 15(d) of the Exchange Act, such financial statements for such Fiscal Year shall be examined and reported on by a firm of independent certified public accountants selected by the Regular Trustees (which firm may be the firm used by the Sponsor).

            (c) The Regular Trustees shall cause to be prepared and mailed to each Holder of Trust Securities an annual United States federal income tax information statement, on such form as is required by the Code, containing such information with regard to the Trust

Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

            (d) The Regular Trustees shall cause to be prepared and filed with the appropriate taxing authority an annual United States federal income tax return, on such form as is required by the Code, and any other annual income tax returns required to be filed by the Regular Trustees on behalf of the Trust with any state or local taxing authority, such returns to be filed as soon as practicable after the end of each Fiscal Year of the Trust.

            SECTION 11.03. Banking. The Trust may maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Subordinated Notes held by the Property Trustee shall be made directly to the Property Account and no other funds from the Trust shall be deposited in the Property Account. The sole signatories for such accounts shall be designated by the Regular Trustees; provided, however, that the Property Trustee shall designate the sole signatories for the Property Account.

            SECTION 11.04. Withholding. The Trust and the Trustees shall comply with all withholding requirements under United States Federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Trust shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to the applicable jurisdiction. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount to be withheld was not withheld from a Distribution, the

Trust may reduce subsequent Distributions by the amount of such withholding.


                                   ARTICLE XII

                             Amendments and Meetings

            SECTION 12.01. Amendments. (a) Except as otherwise provided in this Declaration or by any applicable terms of the Trust Securities, this Declaration may be amended by, and only by, a written instrument executed by a majority of the Regular Trustees; provided, however, that (i) no amendment to this Declaration shall be made unless the Regular Trustees shall have obtained (A) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not result in the Trust being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each holder of Trust Securities will be treated as owning an undivided beneficial interest in the Subordinated Notes and (B) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause the Trust to be an Investment Company that is required to be registered under the Investment Company Act, (ii) at such time after the Trust has issued any Trust Securities which remain outstanding, any amendment which would adversely affect the rights, privileges or preferences of any Holder of Trust Securities may be effected only with such additional requirements as may be set forth in the terms of such Trust Securities, (iii)
Section 4.02, Section 9.01(c) and this Section 12.01 shall not be amended without the consent of all the Holders of the Trust Securities, (iv) no amendment which adversely affects the rights, powers and privileges of the Property Trustee shall be made without the consent of the Property Trustee, (v)
Article IV shall not be amended without the consent of the Sponsor, (vi) the rights of Holders of Common Securities under Article V to increase or decrease the number of, and to appoint, replace or remove, Trustees (other than a Special Regular Trustee) shall not be amended without the consent of each Holder of Common Securities and (vii) the rights of Holders of Preferred Securities to appoint or remove a Special Regular Trustee shall not be amended without the consent of each Holder of Preferred Securities.

            (b) Subject to Section 12.01(a)(i) and notwithstanding Section 12.01(a)(ii), this Declaration may be amended without the consent of the Holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration, (iii) add to the covenants, restrictions or obligations of the Sponsor and (iv) conform to any changes in Rule 3a-5 or any change in interpretation or application of Rule 3a-5 by the Commission, which amendment does not adversely affect the rights, preferences or privileges of the Holders.

            SECTION 12.02. Meetings of the Holders of Trust Securities; Action by Written Consent. (a) Meetings of the Holders of Preferred Securities and/or Common Securities may be called at any time by the Regular Trustees (or as provided in the terms of the Trust Securities) to consider and act on any matter on which Holders of such class of Trust Securities are entitled to act under the terms of this Declaration, the terms of the Trust Securities or the rules of any stock exchange or other self-regulatory organization (including the Nasdaq Stock Market) on which the Preferred Securities are listed or admitted for trading. The Regular Trustees shall call a meeting of Holders of Preferred Securities or Common Securities, if directed to do so by Holders of at least 10% in Stated Amount of such class of Trust Securities. Such direction shall be given by delivering to the Regular Trustees one or more written notifications stating that the signing Holders of Trust Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Trust Securities calling a meeting shall specify in writing the Certificates held by the Holders of Trust Securities exercising the right to call a meeting and only those specified Certificates shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

            (b) Except to the extent otherwise provided in the terms of the Trust Securities, the following provision shall apply to meetings of Holders of Trust Securities:

            (i) notice of any such meeting shall be given by mail to all the Holders of Trust Securities having a right to vote thereat not less than seven days nor more than 60 days prior to the date of such meeting. Whenever a vote, consent or approval of the Holders of securities is permitted or required under this Declaration or the rules of any stock exchange or other self-regulatory organization (including the Nasdaq Stock Market) on which the Preferred Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Trust Securities. Any action that may be taken at a meeting of the Holders of Trust Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Holders of Trust Securities owning not less than the minimum aggregate Stated Amount of Trust Securities that would be necessary to authorize or take such action at a meeting at which all Holders of Trust Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Trust Securities entitled to vote who have not consented in writing. The Regular Trustees may specify that any written ballot submitted to the Holders of Trust Securities for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees;

            (ii) each Holder of a Trust Security may authorize any Person to act for it by proxy on all matters in which a Holder of a Trust Security is entitled to participate, including waiving notice of any meeting or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of the Trust Security executing it. Except as otherwise provided herein or in the terms of the Trust Securities, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Trust Securities were stockholders of a Delaware corporation;

            (iii) each meeting of the Holders of the Trust Securities shall be conducted by the Regular Trustees or by such other Person that the Regular Trustees may designate; and

            (iv) unless otherwise provided in the Business Trust Act, this Declaration or the rules of any stock exchange or other self-regulatory organization (including the Nasdaq Stock Market) on which the Preferred Securities are then listed or admitted for trading, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Trust Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Trust Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.


                                  ARTICLE XIII

               Representations and Warranties of Property Trustee
                              and Delaware Trustee

            SECTION 13.01. Representations and Warranties of Property Trustee and Delaware Trustee. (a) The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

            (i) The Property Trustee is a banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States, or any State therein, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration.

            (ii) The execution, delivery and performance by the Property Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Property Trustee. The Declaration has been duly executed and delivered by the Property Trustee and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

            (iii) The execution, delivery and performance of this Declaration by the Property Trustee does not conflict with or constitute a breach of any of the terms or provisions of or constitute a default under (i) the Articles of Association or By-laws of the Property Trustee or any other agreement or instrument to which the Property Trustee is a party or by which it may be bound, (ii) any existing applicable law, rule or regulation or (iii) any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Property Trustee.

            (iv) No consent, approval or authorization of, or registration with or notice to, any banking authority which supervises or regulates the Property Trustee is required for the execution, delivery or performance by the Property Trustee of this Declaration.

            (v) The Property Trustee satisfies the qualifications set forth in
      Section 5.01(c).

            (b) The Trustee which acts as initial Delaware Trustee represents and warrants to the Trust and the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee, that:

            (i) it satisfies the qualifications set forth in Section 5.01(a)(C);

            (ii) it has been authorized to perform its obligations under the Certificate of Trust and the Declaration; and

            (iii) the Declaration under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                                   ARTICLE XIV

                                  Miscellaneous

            SECTION 14.01. Notices. All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

            (a) if given to the Trust, in care of the Regular Trustees at the Trust's mailing address set forth below (or such other address as the Regular Trustees on behalf of the Trust may give notice of to the Holders of the Trust Securities):

                    Time Warner Financing Trust
                    In care of Time Warner Inc.
                    75 Rockefeller Plaza
                    New York, NY 10019

                    Attention of Peter R. Haje,
                                 Richard J. Bressler and
                                 Thomas W. McEnerney,
                                 Trustees

                    Facsimile No.: (212) 333-3987

            (b) if given to the Property Trustee, at the mailing address of the Property Trustee set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Trust Securities):

                    The First National Bank of Chicago
                    Corporate Trust Services Division
                    One First National Plaza, Suite 0126
                    Chicago, Illinois 60670-0126

                    Attention of:  Trust #19-203169

                    Facsimile No.:  (312) 407-1708

            (c) if given to the Delaware Trustee, at the mailing address of the Delaware Trustee set forth below

      (or such other address as the Delaware Trustee may give notice of to the Holders of the Trust Securities):

                    Michael J. Majchrzak
                    300 King Street
                    Wilmington, Delaware 19801

                    Facsimile No.:  (302) 594-8622

            (d) if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice of to the Trust):

                    Time Warner Inc.
                    75 Rockefeller Center
                    New York, NY 10019

                    Attention of General Counsel

                    Facsimile No.:  (212) 956-7281

            (e) if given to any other Holder, at the address set forth on the books and records of the Trust.

            A copy of any notice to the Property Trustee or the Delaware Trustee shall also be sent to the Trust. Except as otherwise provided in the terms of the Trust Securities, all notices shall be deemed to have been given when received in person, telecopied with receipt confirmed or three Business Days after mailed by first class mail, postage prepaid, except that, if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

            SECTION 14.02. Undertaking for Costs. All parties to this Declaration agree, and each Holder of any Trust Securities by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Declaration or in any suit against the Property Trustee for any action taken or omitted by it as Property Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 14.02 shall not apply to any suit instituted by the Property Trustee, to any suit instituted by any Holder or group of Holders of Preferred Securities holding more than 10% in aggregate Stated Amount of the outstanding Preferred Securities, or to any suit instituted by any Holder of Preferred Securities for the enforcement of the payment of the Maturity Payment Amount or Redemption Payment Amount or interest on the Subordinated Notes, on or after the respective due dates expressed in such Subordinated Notes.

            SECTION 14.03. Governing Law. This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

            SECTION 14.04. Headings. Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

            SECTION 14.05. Partial Enforceability. If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

            SECTION 14.06. Counterparts. This Declaration may contain more than one counterpart of the signature pages and this Declaration may be executed by the affixing of the signature of the Sponsor and each of the Trustees to one of such counterpart signature pages. All such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single signature page.

            SECTION 14.07. Intention of the Parties. (a) It is the intention of the parties hereto that the Trust not be classified for United States federal income tax purposes as an association taxable as a corporation or partnership but that the Trust be treated as a grantor trust for United States federal income tax purposes. The provisions of this

Declaration shall be interpreted to further this intention of the parties.

            (b) The Trust, the Trustees, Time Warner and each Holder of a Trust Security, by his or her acceptance thereof, agree to treat the Subordinated Notes as debt instruments for United States Federal, state and local income and franchise tax purposes and shall not take any contrary position before any taxing authority or on any tax return.

            SECTION 14.08. Successors and Assigns. Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

            IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.


                                TIME WARNER INC.,
                                   as Sponsor,

                                   by
                                     --------------------------
                                       Name:  Thomas W.McEnerney
                                       Title:   Vice President


                                   by
                                     --------------------------
                                     Peter R. Haje,
                                     as Trustee


                                   by
                                     --------------------------
                                     Richard J. Bressler,
                                     as Trustee


                                   by
                                     --------------------------
                                     Thomas W. McEnerney,
                                     as Trustee


                                   THE FIRST NATIONAL BANK OF
                                   CHICAGO, as Trustee,

                                     by
                                       --------------------------
                                       Name:   Melissa G. Weisman
                                       Title:  Assistant Vice
                                               President

                                     by
                                       --------------------------
                                       Michael J. Majchrzak,
                                       as Trustee

                                                                       EXHIBIT A










                          RESTATED CERTIFICATE OF TRUST
                                       OF
                           TIME WARNER FINANCING TRUST

            This Restated Certificate of Trust of Time Warner Financing Trust (the "Trust"), dated August 14, 1995, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.), to amend and restate the original Certificate of Trust of the Trust, which was filed on June 9, 1995 (the "Certificate"), with the Delaware Secretary of State.

            The Certificate is hereby amended and restated in its entirety as follows:

            1. Name. The name of the business trust is Time Warner Financing Trust.

            2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Michael J. Majchrzak, c/o FCC National Bank, 300 King Street, Wilmington, Delaware 19801.

            3. Effective Date. This Restated Certificate of Trust shall be effective on August 15, 1995 at 9:00 a.m.


            IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Restated Certificate of Trust as of the date first above written.

                                    THE FIRST NATIONAL BANK OF
                                    CHICAGO, as trustee,

                                      by
                                        --------------------------
                                        Name: Steven M. Wagner
                                        Title: Vice President


                                      by
                                        --------------------------
                                        Michael J. Majchrzak,
                                             as trustee
                                      by
                                        --------------------------
                                        Peter R. Haje,
                                             as trustee

                                      by
                                        --------------------------
                                        Richard J. Bressler,
                                             as trustee

                                      by
                                        --------------------------
                                        Thomas W. McEnerney,
                                             as trustee

                                                                       EXHIBIT B










                                    TERMS OF
                              PREFERRED SECURITIES


            Pursuant to Section 7.01 of the Amended and Restated Declaration of Trust of Time Warner Financing Trust (the "Trust") dated as of August 15, 1995 (as amended from time to time, the "Declaration"), the designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth below (each capitalized term used but not defined herein having the meaning set forth in the Declaration or, to the extent not defined therein, the Guarantee Agreement dated as of August 15, 1995 (as amended from time to time, the "Guarantee") executed by Time Warner on behalf of the holders of the Preferred Securities):

            1. Designation and Number. Preferred Securities of the Trust with an aggregate Stated Amount in the assets of the Trust of Three Hundred Seventy-Three Million, Seven Hundred Eighty-Four Thousand, Three Hundred Ninety-One Dollars ($373,784,391) and a Stated Amount in the assets of the Trust of $31 per Preferred Security, are hereby designated as "$1.24 Preferred Exchangeable Redemption Cumulative Securities". The Preferred Security Certificates evidencing the Preferred Securities shall be substantially in the form attached hereto as Annex I, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Preferred Securities are listed or to the rules of any Clearing Agency in which the Trust Securities have been accepted for trading. The Trust will invest the gross proceeds from the issuance of the Preferred Securities together with the gross proceeds from the sale to Time Warner Inc. ("Time Warner") of the Common Securities in Subordinated Notes of Time Warner having an aggregate principal amount equal to $385,344,733, and bearing interest at an annual percentage rate of 4%, which will result in the payment of interest equal to the annual Distribution rate on the Preferred Securities and Common Securities and having payment and redemption provisions that correspond to the payment and redemption provisions of the Preferred Securities and Common Securities.

            2. Distributions. (a) Periodic distributions payable on each Preferred Security will be fixed at an amount per annum of $1.24 (the "Coupon Rate") per Preferred

Security. Distributions in arrears for more than one quarter will bear interest at the rate per annum of 4% thereof (to the extent permitted by law), compounded quarterly. The term "Distributions" as used in these terms means such periodic cash distributions and any such interest payable unless otherwise stated. A Distribution will be made by the Property Trustee only to the extent that interest payments are made in respect of the Subordinated Notes held by the Property Trustee. The amount of Distributions (or amounts equal to accrued and unpaid Distributions) payable for any period will be computed (i) for any full quarterly Distribution period, on the basis of a 360-day year of twelve 30-day months, and (ii) for any period shorter than a full quarterly Distribution period, on the basis of a 360-day year of twelve 30-day months and on the basis of the actual number of days elapsed in any such 30-day month.

            (b) Distributions on the Preferred Securities will be cumulative, will accrue from and including August 15, 1995 and will be payable quarterly in arrears, on March 30, June 30, September 30 and December 30 of each year, commencing on September 30, 1995, except as otherwise described below, but only if and to the extent that interest payments are made in respect of the Subordinated Notes held by the Property Trustee.

            (c) Distributions on the Preferred Securities will be payable promptly by the Property Trustee (or other Paying Agent) upon receipt of immediately available funds to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be the March 15, June 15, September 15 and December 15 prior to the relevant Distribution dates, which record and payment dates correspond to the record and interest payment dates on the Subordinated Notes. Distributions payable on any Preferred Securities that are not punctually paid on any Distribution payment date as a result of Time Warner having failed to make the corresponding interest payment on the Subordinated Notes will forthwith cease to be payable to the person in whose name such Preferred Security is registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such Preferred Security is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture. Subject to any applicable laws and regulations and the provisions of the Declaration, each payment in respect of the Preferred Securities will be made as described in paragraph 9 hereof. If any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

            (d) All Distributions paid with respect to the Preferred Securities and the Common Securities will be paid on a Pro Rata Basis (as defined herein) to the Holders thereof entitled thereto.

            (e) In the event that there is any money or other property held by or for the Trust that is not accounted for under the Declaration or these terms of the Preferred Securities or the terms of the Common Securities, such money or property shall be distributed on a Pro Rata Basis among the Holders of the Preferred Securities and Common Securities.

            3. Liquidation Distribution Upon Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation Event"), the Holders of the Trust Securities on the date of such Liquidation Event will be entitled to be paid on a Pro Rata Basis out of the assets of the Trust the Liquidation Distribution in connection with such Liquidation Event, unless Subordinated Notes in an aggregate principal amount equal to the aggregate Stated Amount of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on, the Trust Securities have been distributed on a Pro Rata Basis (determined without regard to the proviso in the definition of such term) to the Holders of the Trust Securities in exchange for such Trust Securities. The "Liquidation Distribution" will be equal to (a)(i) if such Liquidation Event occurs at the stated maturity of the Subordinated Notes, the Mandatory Redemption Price, (ii) if such Liquidation Event occurs in connection with the optional redemption of the Subordinated Notes, the Call Price, (iii) if such Liquidation Event occurs in connection with the special redemption of the Subordinated Notes, the Special Redemption Price and (iv) if such Liquidation Event occurs in connection with an







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                                                                               4










acceleration of the Subordinated Notes in any other circumstance, the Acceleration Price (as defined in the Indenture), in each case plus (b) the amount of accrued and unpaid Distributions on the Trust Securities to but excluding the date of payment. In the event that the assets of the Trust exceed the amount necessary to pay to all Holders of the Trust Securities the full amount of the Liquidation Distribution, such excess will be paid to the Holders of the Trust Securities on a Pro Rata Basis (determined without regard to the proviso in the definition of such term).

            4. Redemption and Distribution of Subordinated Notes. The Trust Securities may be redeemed only if Subordinated Notes having an aggregate principal amount equal to the aggregate Stated Amount and accrued and unpaid interest equal to accrued and unpaid distributions on the Trust Securities are repaid, redeemed or distributed as set forth below:

            (a) Subject to the exercise by Time Warner of the Time Warner Exchange Right (as defined in the Guarantee) with respect to the Preferred Securities, on December 23, 1997 (the "Mandatory Redemption Date"), each of the Trust Securities then outstanding will be redeemed on a Pro Rata Basis by the Trust, in cash, at a mandatory redemption price per Trust Security equal to (i) the lesser of (A) $54.41 and (B) the Exchange Valuation Price on the Trading Day immediately preceding December 17, 1997, of such amount of Exchange Property (which as of the date of this Declaration consists of one share of Hasbro Common Stock for each Preferred Security) as relates to one Preferred Security at such time (determined by reference only to the Exchange Property and the Preferred Securities) (the "Mandatory Redemption Price") plus (ii) an amount equal to all accrued and unpaid distributions on such Trust Security to but excluding the Mandatory Redemption Date.

            (b) At any time and from time to time prior to the Mandatory Redemption Date, upon the call for redemption prior to maturity by Time Warner of the Subordinated Notes, the proceeds of such redemption shall be promptly applied to redeem, and the Trust shall call for redemption on a Pro Rata Basis, outstanding Trust Securities having an aggregate Stated Amount equal to the aggregate principal amount of the Subordinated Notes so redeemed, upon not less than 20 nor more than 45 Business Days' notice, and deliver to the Holders thereof in exchange for each Trust Security so







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                                                                               5










called for redemption, subject to the exercise of the Time Warner Exchange Right, cash in an amount equal to the Call Price in effect on the date of redemption (the "Optional Redemption Date"), plus cash in an amount equal to all accrued and unpaid Distributions on such Trust Security, whether or not declared, for the period to but excluding the Optional Redemption Date. The "Call Price" is equal to (a) $54.41 per Trust Security plus (b) an amount initially equal to $2.30 per Trust Security, declining by $.002712 for each day that shall have elapsed in the period from the Issue Date to but excluding the Optional Redemption Date (the number of days in such period being computed on the basis of a 360-day year of twelve 30-day months) to $.16 on October 23, 1997, and $0 thereafter. The date of any such redemption of Preferred Securities and Common Securities shall be established to coincide with the redemption date of the Subordinated Notes.

            (c) If fewer than all the outstanding Trust Securities are to be so redeemed, the Trust Securities will be redeemed on a Pro Rata Basis and the Preferred Securities to be redeemed will be redeemed as described in paragraph 4(g)(ii) below. If a partial redemption would result in the delisting of the Preferred Securities by any national securities exchange (or other automated inter-dealer quotation system, including The Nasdaq Stock Market) on which the Preferred Securities are then listed, Time Warner pursuant to the Indenture will only redeem the Subordinated Notes in whole and, as a result, the Trust may only redeem the Preferred Securities in whole.

            (d) (i) If, at any time, a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the Regular Trustees shall notify Time Warner thereof and Time Warner shall elect to either (A) direct the Regular Trustees to dissolve the Trust and cause Subordinated Notes having an aggregate principal amount equal to the aggregate Stated Amount of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, and having the same record date for payment as, the Trust Securities outstanding Securities at such time, to be distributed to the Holders of the Trust Securities on a Pro Rata Basis (determined without regard to the proviso in the definition of such term) in liquidation of such Holders' interests in the Trust, within 90 days following the occurrence of such Special Event,







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      provided, however, that in the case of the occurrence of a Tax Event, as a condition of any such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the Holders of the Preferred Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of the dissolution of the Trust and distribution of Subordinated Notes; (B) to redeem the Subordinated Notes in accordance with the Indenture and the Trust Securities as described under paragraph (ii) below or (C) in the case of a Tax Event, allow the Subordinated Notes and the Trust Securities to remain outstanding and indemnify the Trust for all taxes payable by it as a result of such change in law or interpretation; provided that, if and as long as at the time there is available to the Trust the opportunity to eliminate, within 90 days following the occurrence of such Special Event (the "90-Day Period"), the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Trust, Time Warner or the Holders of the Trust Securities (a "Ministerial Action"), the Trust will pursue such measure in lieu of dissolution or redemption; provided further, that Time Warner shall have no right to redeem the Subordinated Notes or to direct the Regular Trustees to dissolve the Trust while the Regular Trustees are pursuing such Ministerial Action unless the Special Event shall not have been so eliminated by the 85th day following the occurrence thereof, in which case Time Warner shall be permitted to so direct the Regular
      Trustees or to provide notice to the holders of the redemption of the Subordinated Notes; provided further, that if dissolution of the Trust and distribution of the Subordinated Notes to the holders of the Trust Securities would eliminate the condition causing the Tax Event or the Investment Company Event and all other conditions to such dissolution and distribution have been satisfied, Time Warner will not be permitted to redeem the Subordinated Notes at the Special Redemption Price; and provided further, that Time Warner shall not be permitted to direct the Regular Trustees to dissolve the Trust and distribute the Subordinated Notes to the holders of the







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                                                                               7










      Trust Securities upon the occurrence of the condition described in clause
      (2) in the definition of "Tax Event" if, after giving effect to such dissolution and distribution, Time Warner would not be permitted to deduct a greater percentage of the interest payable on the Subordinated Notes than it had been permitted to deduct for United States Federal income tax purposes prior to the occurrence of such Tax Event.

            (ii) Subject to the exercise of the Time Warner Exchange Right, upon the occurrence and continuation of a Tax Event or an Investment Company Event, Time Warner shall have the right to redeem the Subordinated Notes in whole (but not in part), upon not less than 20 nor more than 45 Business Days' notice, within the 90-Day Period (such date of redemption a "Special Redemption Date"), in which case the Trust shall (unless the Trust shall have been dissolved) redeem in cash on a Pro Rata Basis Trust Securities having an aggregate Stated Amount equal to the aggregate principal amount of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Subordinated Notes so redeemed, at a price per Trust Security equal to (A) the lesser of (1) $54.41 and (2) the Exchange Valuation Price on the Trading Day immediately preceding such Special Redemption Date of the amount of Exchange Property that relates to one Preferred Security at such time (determined by reference only to the Exchange Property and the Preferred Securities and based on the Exchange Rate in effect as of such Trading Day), plus (B) an amount initially equal to $2.30 per Trust Security, declining by $.002712 on each day following the issue date (computed on the basis of a 360-day year of twelve 30-day months) to $.16 on October 23, 1997, and $0 thereafter (such price the "Special Redemption Price"), plus an amount equal to all accrued and unpaid distributions on such Trust Security to but excluding the Special Redemption Date. The Common Securities and the Preferred Securities will be redeemed on a Pro Rata Basis.

            (iii) "Tax Event" means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after August 9, 1995, as a result of (A) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of







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                                                                               8










      the United States or any political subdivision or taxing authority thereof or therein, (B) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (C) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (D) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after August 9, 1995, there is more than an insubstantial risk that at such time or within 90 days of the date thereof
      (1) the Trust is, or would be, subject to United States Federal income tax with respect to income accrued or received on the Subordinated Notes, (2) less than 25% of the interest payable by Time Warner to the Trust on the Subordinated Notes is, or would be, deductible by Time Warner for United States Federal income tax purposes, (3) the Trust is, or would be, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (4) as a result of the issuance of the Preferred Securities and/or the Subordinated Notes Time Warner (or an affiliate of Time Warner) is or would be treated as having disposed, for United States Federal income tax purposes, of the Hasbro Common Stock owned by it.

            (iv) "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in such matters that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an Investment Company that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after August 9, 1995.








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                                                                               9










            (v) On the date fixed for any distribution of Subordinated Notes, upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) neither the Trust nor Time Warner shall have any further obligation to the Holders of the Preferred Securities with respect to the Preferred Securities or under the Guarantee, (iii) the Depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Notes to be delivered upon such distribution and (iv) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent beneficial interests in the Subordinated Notes having an aggregate principal amount equal to the aggregate Stated Amount of, and bearing accrued and unpaid interest equal to accrued and unpaid Distributions on, such Preferred Securities until such certificates are presented to Time Warner or its agent for transfer or reissuance.

            (e) The Trust may not redeem fewer than all the outstanding Preferred Securities on any Optional Redemption Date (it being understood that at any other time the Preferred Securities may be redeemed only in whole) unless all accrued and unpaid Distributions have been or are concurrently being paid on all Preferred Securities for all quarterly Distribution periods terminating on or prior to the applicable Optional Redemption Date.

            (f) If Subordinated Notes are distributed to Holders of the Preferred Securities, Time Warner, pursuant to the terms of the Indenture, will use its best efforts to have the Subordinated Notes listed on the New York Stock Exchange or on such other exchange or self-regulatory organization (including The Nasdaq Stock Market) as the Preferred Securities were listed immediately prior to the distribution of the Subordinated Notes.

            (g) (i) Notice of any redemption (other than mandatory redemption) of, or notice of distribution of Subordinated Notes in exchange for, the Preferred Securities and Common Securities (a "Redemption/ Distribution Notice") will be given by the Regular Trustees on behalf of the Trust by mail to each Holder of Preferred Securities and Common Securities to be redeemed or exchanged not less than 20 nor more than 45 Business Days prior to the date fixed for redemption or







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                                                                              10










      distribution thereof. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this paragraph (g)(i), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Preferred Securities and Common Securities. Each Redemption/ Distribution Notice shall be addressed to the Holders of Preferred Securities and Common Securities at the address of each such Holder appearing in the books and records of the Trust. Such Redemption/Distribution Notice shall set forth the aggregate Stated Amount of Trust Securities to be redeemed, the applicable Redemption Payment Date, the Call Price or Special Redemption Price, as the case may be, and in the case of a Special Event, a brief description thereof. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

            (ii) In the event that fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be redeemed will be redeemed on a Pro Rata Basis from each Holder of Preferred Securities.

            (iii) Payment of the Mandatory Redemption Price, Call Price or Special Redemption Price (each a "Redemption Payment Amount") in respect of each Preferred Security, together with any accrued and unpaid distributions thereon, is conditioned upon delivery or book-entry transfer of such Preferred Security (together with necessary endorsements) to the Property Trustee at any time (whether prior to, on or after the relevant Redemption Payment Date) after the Redemption/Distribution Notice is given (to the extent such notice is required). Payment of the Redemption Payment Amount, together with any accrued and unpaid distributions on each Preferred Security, will be made by the delivery of cash no later than the applicable Redemption Payment Date with respect to such Preferred Security or, if later, the time of delivery or transfer of such Preferred Security.

            (iv) If the Trust gives a Redemption/ Distribution Notice in respect of a redemption of







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                                                                              11










      Preferred Securities as provided in this paragraph 4 (which notice will be irrevocable), unless Time Warner shall have exercised the Time Warner Exchange Right, then at the close of business on the redemption date, so long as Time Warner has paid to the Property Trustee in immediately available funds a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Notes, Distributions will cease to accrue on the Preferred Securities called for redemption, such Preferred Securities will no longer be deemed to be outstanding and all rights of Holders of such Preferred Securities so called for redemption will cease, except the right of the Holders of such Preferred Securities to receive the Redemption Payment Amount, together with any accrued and unpaid Distributions on the Preferred Securities being redeemed, but without interest on such amount. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Preferred Securities which have been so called for redemption. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Payment Amount payable on such date, together with any accrued and unpaid Distributions to such date, will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Payment Amount in respect of Preferred Securities, together with any accrued and unpaid Distributions on such Preferred Securities, is improperly withheld or refused and not paid either by the Property Trustee or by Time Warner pursuant to the Guarantee, Distributions on such Preferred Securities will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Payment Amount and the amount of any such accrued and unpaid distributions.

            (v) Redemption/Distribution Notices shall be sent by the Regular Trustees on behalf of the Trust to the Holders of the Preferred Securities.








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                                                                              12










            (vi) Upon the date of dissolution of the Trust and distribution of Subordinated Notes as a result of the occurrence of a Special Event, Preferred Security Certificates shall be deemed to represent beneficial interests in the Subordinated Notes so distributed, and the Preferred Securities will no longer be deemed outstanding and may be canceled by the Regular Trustees. The Subordinated Notes so distributed shall have an aggregate principal amount equal to the aggregate Stated Amount of the Preferred Securities in respect of which the Subordinated Notes shall have been so distributed.

            (vii) Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), Time Warner or any of its affiliates may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement. Any such Preferred Securities purchased by Time Warner shall be surrendered to the Trust for cancellation.

            5. Voting Rights. (a) Except as provided under paragraph 5(b) below and as otherwise required by law and the Declaration, the Holders of the Preferred Securities will have no voting rights.

            (b) (i) If (A) the Trust (1) fails to pay Distributions in full on the Preferred Securities and such failure continues unremedied for 30 days or (2) fails to pay the Redemption Payment Amount of any Preferred Securities to be redeemed on the applicable Redemption Payment Date; or
      (B) an Event of Default occurs and is continuing (each an "Appointment Event"), then the Holders of the Preferred Securities, acting as a single class, will be entitled by the vote of Holders of Preferred Securities representing a Majority in Stated Amount of the Preferred Securities to appoint a Special Regular Trustee in accordance with Section 5.02(a)(ii)(B) of the Declaration. Any Holder of Preferred Securities (other than the Sponsor or any Affiliate of the Sponsor) will have the right to nominate any Person to be appointed as Special Regular Trustee. Not later than 30 days after such right to appoint a Special Regular Trustee arises, the Regular Trustees will convene a meeting of the Holders of the Preferred Securities for the purpose of appointing a Special Regular Trustee. If the Regular Trustees fail







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                                                                              13










      to convene such meeting within such 30-day period, the Holders of Preferred Securities representing not less than 10% in Stated Amount of the outstanding Preferred Securities will be entitled to convene such meeting in accordance with Section 12.02 of the Declaration. The record date for such meeting will be the close of business on the Business Day next preceding the day on which notice of the meeting is sent to Holders of Preferred Securities. The provisions of the Declaration relating to the convening and conduct of the meetings of the Holders will apply with respect to any such meeting. If, at any such meeting, Holders of less than a Majority in Stated Amount of Preferred Securities entitled to vote for the appointment of a Special Regular Trustee vote for such appointment, no Special Regular Trustee shall be appointed. Any Special Regular Trustee may be removed without cause at any time by the Holders of Preferred Securities representing a Majority in Stated Amount of the Preferred Securities in accordance with Section 5.02(a)(ii)(B) of the Declaration. The Holders of 10% in Stated Amount of the Preferred Securities will be entitled to convene such a meeting to remove the Special Regular Trustee in accordance with Section 12.02 of the Declaration. The record date for such meeting will be the close of business on the Business Day next preceding the day on which notice of the meeting is sent to Holders of Preferred Securities. Any Special Regular Trustee appointed shall cease to be a Special Regular Trustee as provided in Section 5.02(c) of the Declaration. Notwithstanding the appointment of any such Special Regular Trustee, Time Warner shall retain all its rights under the Indenture.

            (ii) If any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect (A) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (B) the liquidation, dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Subordinated Notes held by the Property Trustee, upon the occurrence of a Special Event or in connection with the redemption of Preferred Securities as a consequence of a redemption of Subordinated Notes, then the Holders of outstanding Trust Securities will be entitled to







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                                                                              14










      vote on such amendment or proposal as a class and such amendment or proposal shall not be effective except with the approval of the Holders of Trust Securities representing at least 66-2/3% in Stated Amount of Trust Securities affected thereby; provided, however, (1) if any amendment or proposal referred to in clause (A) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of Holders of Trust Securities representing at least 66-2/3% in Stated Amount of such class of Trust Securities, (2) the rights of Holders of Preferred Securities under Article V of the Declaration to appoint and remove a Special Regular Trustee shall not be amended without the consent of each Holder of Preferred Securities, and (3) amendments to the Declaration shall be subject to such further requirements as are set forth in Sections
      12.01 and 12.02 of the Declaration.

            (iii) In the event the consent of the Property Trustee, as the holder of the Subordinated Notes, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Subordinated Notes, the Property Trustee shall request the written direction of the Holders of the Trust Securities with respect to such amendment, modification or termination. The Property Trustee shall vote with respect to such amendment, modification or termination as directed by a Majority in Stated Amount of the Trust Securities voting together as a single class; provided that where such amendment, modification or termination of the Indenture or the Subordinated Notes requires the consent or vote of (A) holders of Subordinated Notes representing a specified percentage greater than a majority in principal amount of the Subordinated Notes or (B) each holder of Subordinated Notes, the Property Trustee may only vote with respect to that amendment, modification or termination as directed by, in the case of clause (A) above, the vote of Holders of Trust Securities representing such specified percentage of the aggregate Stated Amount of the Trust Securities, or, in the case of clause
      (B) above, each Holder of Trust Securities; and provided further that the Property Trustee shall not take any action in







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      accordance with the directions of the Holders of Trust Securities unless the Property Trustee shall have received, at the expense of the Sponsor, an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such action will not result in the Trust being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each Holder of Trust Securities will be treated for United States Federal income tax purposes as owning an undivided beneficial interest in the Subordinated Notes.

            (iv) Subject to Section 2.06 of the Declaration, and the provisions of this and the next succeeding paragraph, the Holders of a Majority in Stated Amount of the Preferred Securities, voting separately as a class, shall have the right to (A) on behalf of all Holders of Preferred Securities, waive any past default that is waivable under the Declaration (subject to, and in accordance with the Declaration) and (B) direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Subordinated Notes, to (1) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Subordinated Notes, (2) waive any past default that is waivable under Section 6.06 of the Indenture or (3) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Notes shall be due and payable; provided that where the taking of any action under the Indenture requires the consent or vote of (x) holders of Subordinated Notes representing a specified percentage greater than a majority in principal amount of the Subordinated Notes or (y) each holder of Subordinated Notes, the Property Trustee may only take such action if directed by, in the case of clause (x) above, the vote of Holders of Preferred Securities representing such specified percentage of the aggregate Stated Amount of the Preferred Securities, or, in the case of clause (y) above, each Holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or







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                                                                              16










      approved by a vote of the Holders of the Preferred Securities. The Property Trustee shall not take any of the foregoing actions at the direction of the Holders of Preferred Securities unless the Property Trustee shall have received, at the expense of the Sponsor, an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such action will not result in the Trust being treated for United States Federal income tax purposes as an association taxable as a corporation or a partnership and that, following such action, each Holder of Trust Securities will be treated for United States Federal income tax purposes as owning an undivided beneficial interest in the Subordinated Notes. If the Property Trustee fails to enforce its rights under the Declaration (including its rights, powers and privileges as a holder of the Subordinated Notes under the Indenture), any Holder of Preferred Securities may, after a period of 30 days has elapsed from such Holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against Time Warner to enforce the Property Trustee's rights under the Declaration, without first instituting a legal proceeding against the Property Trustee or any other Person.

            (v) A waiver of an Indenture Event of Default by the Property Trustee at the direction of the Holders of the Preferred Securities will constitute a waiver of the corresponding Event of Default under the Declaration in respect of the Trust Securities.

            (vi) Any required approval or direction of Holders of Preferred Securities may be given at a separate meeting of Holders of Preferred Securities convened for such purpose, at a meeting of all of the Holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Preferred Securities. Each such notice will include a statement setting forth (A) the date of such meeting or the date by which such action is to be taken, (B) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (C) instructions for the delivery of proxies or consents.

            (vii) No vote or consent of the Holders of Preferred Securities will be required for (A) the Trust to redeem and cancel Preferred Securities in accordance with the Declaration and (B) Time Warner to exercise the Time Warner Exchange Right.

            (viii) Notwithstanding that Holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities at such time that are owned by Time Warner or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with Time Warner shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

            (ix) Except as provided in this paragraph 5, Holders of the Preferred Securities will have no rights to increase or decrease the number of Trustees or to appoint, remove or replace a Trustee, which voting rights are vested solely in the Holders of the Common Securities.

            6. Pro Rata Treatment. A reference in these terms of the Preferred Securities to any payment, distribution or treatment as being made on a "Pro Rata Basis" shall mean, with respect to such payment, distribution or treatment, pro rata to each Holder of Trust Securities according to the aggregate Stated Amount of the Trust Securities held by such Holder in relation to the aggregate Stated Amount of all Trust Securities outstanding; provided, however, that if the assets of the Trust are insufficient to make such payment in full as a result of a default with respect to the Subordinated Notes, any funds available to make such payment shall be paid (i) first to each Holder of the Preferred Securities pro rata according to the aggregate Stated Amount of Preferred Securities held by such Holder in relation to the aggregate Stated Amount of all Preferred Securities outstanding up to an aggregate amount equal to the amount then owed to the Holders of the Preferred Securities, and (ii) only after satisfaction of all amounts owed to the Holders of the Preferred Securities, to each Holder of Common Securities pro rata according to the aggregate Stated Amount of Common Securities held by such Holder in relation to the aggregate Stated Amount of all Common Securities outstanding.

            7. Ranking. The Preferred Securities rank pari passu, and payments will be made thereon on a Pro Rata

Basis, with the Common Securities, except that if, as a result of an Event of Default with respect to the Subordinated Notes, the assets of the Trust are insufficient to make payments of Distributions or payments upon liquidation, redemption of the Trust Securities or otherwise, the rights of Holders of the Common Securities to receive such payments will be subordinated to the rights of the Holders of the Preferred Securities.

            8. Mergers, Consolidations or Amalgamations. The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets to, any corporation or other body.

            9. Transfer, Exchange, Method of Payments. Payment of Distributions and payments on redemption of the Preferred Securities or on dissolution of the Trust will be payable, the transfer of the Preferred Securities will be registrable, and Preferred Securities will be exchangeable for Preferred Securities of other denominations of a like aggregate Stated Amount, at the principal corporate trust office of the Property Trustee in The City of New York; provided that payment of Distributions may be made at the option of the Regular Trustees on behalf of the Trust by check mailed to the address of the persons entitled thereto and that the payment on redemption of any Preferred Security or on dissolution of the Trust will be made only upon surrender of such Preferred Security to the Property Trustee.

            10. Acceptance of Indenture and Guarantee and Certain Other Matters. Each Holder of Preferred Securities, by the acceptance thereof, agrees (a) to the provisions of (i) the Guarantee, including the subordination provisions therein and (ii) the Indenture and the Subordinated Notes, including the subordination provisions of the Indenture and (b) to treat the Subordinated Notes as debt instruments for United States Federal, state and local income and franchise tax purposes and not to take any contrary position before any taxing authority or on any tax return.

            11. No Preemptive Rights. The Holders of Preferred Securities shall have no preemptive rights to subscribe to any additional Preferred Securities or Common Securities.

            12. Miscellaneous. These terms shall constitute a part of the Declaration. The Regular Trustees will provide a copy of the Declaration, the Guarantee and the Indenture to a Holder without charge on written request to the Trust at its principal place of business.

            13. Time Warner Exchange Right. The Holders of Preferred Securities acknowledge the rights of Time Warner in connection with the Time Warner Exchange Right as set forth in the Guarantee.

                                                                         Annex I









Certificate Number                    Number of Preferred Securities
      B-1
                                                     CUSIP NO. 88731L203

                   Certificate Evidencing Preferred Securities

                                       of

                           Time Warner Financing Trust

                          $1.24 Preferred Exchangeable
                        Redemption Cumulative Securities


            Time Warner Financing Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that (the "Holder") is the registered owner of ( ) preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the $1.24 Preferred Exchangeable Redemption Cumulative Securities (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust dated as of August 15, 1995, as the same may be amended from time to time (the "Declaration") including the designation of the terms of Preferred Securities as set forth in Exhibit B thereto. The Preferred Securities and the Common Securities issued by the Trust pursuant to the Declaration represent undivided beneficial interests in the assets of the Trust, including the Subordinated Notes (as defined in the Declaration) issued by Time Warner Inc., a Delaware corporation ("Time Warner"), to the Trust pursuant to the Indenture referred to in the Declaration. The Holder is entitled to the benefits of the Guarantee Agreement of Time Warner dated as of August 15, 1995 (the "Guarantee") to the extent provided therein. The Regular Trustees will furnish a copy of the Declaration, the Guarantee and the Indenture to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

            The Holder of this Certificate, by accepting this Certificate, is deemed to have (i) agreed to the terms of the Indenture and the Subordinated Notes, including that the Subordinated Notes are (a) subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture, which term includes Time Warner's outstanding 8-3/4% Convertible Subordinated Debentures due 2015) as and to the extent provided in the Indenture and (ii) agreed to the terms of the Guarantee, including that the Guarantee is (a) subordinate and junior in right of payment to all other liabilities of Time Warner, including the Subordinated Notes, except those made pari passu or subordinate by their terms, (b) pari passu with the most senior preferred stock issued from time to time, by Time Warner and any guarantee now or hereafter entered into by Time Warner in respect of any such preferred stock and (c) senior to all common stock now or hereafter issued by Time Warner and to any guarantee now or hereafter entered into by Time Warner in respect of any of its common stock.

            Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

            IN WITNESS WHEREOF, Trustees of the Trust have executed this certificate this fifteenth day of August, 1995.


                          TIME WARNER FINANCING TRUST,

                            by
                              ------------------------
                              Thomas W. McEnerney,
                              as Trustee


                            by
                              ------------------------
                              Richard J. Bressler,
                              as Trustee

                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:

            This is one of the Preferred Security certificates referred to in the within-mention Declaration.

                          THE FIRST NATIONAL BANK OF CHICAGO,
                          not in its individual capacity but
                          solely as Trustee,

                          By:
                              -----------------------
                                Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Insert address and zip code of assignee)


and irrevocably appoints


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.



Date:  ______________________

Signature:  _________________
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

                                                                       EXHIBIT C










                                    TERMS OF
                                COMMON SECURITIES

            Pursuant to Section 7.01 of the Amended and Restated Declaration of Trust of Time Warner Financing Trust (the "Trust") dated as of August 15, 1995 (as amended from time to time, the "Declaration"), the designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth below (each capitalized term used but not defined herein having the meaning set forth in the Declaration):

            SECTION 1. Designation and Number. Common Securities of the Trust with an aggregate Stated Amount in the assets of the Trust of Three Hundred Seventy-Three Million, Seven Hundred Eighty-Four Thousand, Three Hundred Ninety-Nine Dollars ($373,784,399) and a Stated Amount in the assets of the Trust of $31 per Common Security, are hereby designated as "$1.24 Common Securities". The Common Security Certificates evidencing the Common Securities shall be substantially in the form attached hereto as Annex I, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice. The Common Securities are to be issued and sold to Time Warner Inc. ("Time Warner") in consideration of $11,560,334 in cash. The Trust will invest the gross proceeds from the issuance of the Common Securities together with the gross proceeds from the issuance of the Preferred Securities in Subordinated Notes of Time Warner having an aggregate principal amount equal to $11,560,334, and bearing interest at an annual percentage rate equal to the annual distribution rate on the Preferred Securities and Common Securities and having payment and redemption provisions that correspond to the payment and redemption provisions of the Preferred Securities and Common Securities.

            SECTION 2. Distributions. (a) Periodic distributions payable on each Common Security will be fixed at a rate per annum of $1.24 (the "Coupon Rate") per Common Security. Distributions in arrears for more than one quarter will bear interest at the rate per annum of 4% thereof (to the extent permitted by applicable law), compounded quarterly. The term "Distributions" as used in these terms means such periodic cash distributions and any such interest payable unless otherwise stated. A Distribution will be made by the Property Trustee only to the extent that interest payments are made in respect of the Subordinated Notes held by the Property Trustee. The amount of Distributions (or amounts equal to accrued and unpaid Distributions) payable for any period will be computed (i) for any full quarterly Distribution period, on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period, on the basis of a 360-day year of twelve 30-day months and on the basis of the actual number of days elapsed in any such 30-day month.

            (b) Distributions on the Common Securities will be cumulative, will accrue from and including August 15, 1995, and will be payable quarterly in arrears, on March 30, June 30, September 30 and December 30 of each year, commencing on September 30, 1995, except as otherwise described below, but only if and to the extent that interest payments are made in respect of the Subordinated Notes held by the Property Trustee.

            (c) Distributions on the Common Securities will be payable promptly by the Property Trustee (or other Paying Agent) upon receipt of immediately available funds to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates which will be the March 15, June 15, September 15 and December 15 prior to the relevant Distribution dates which record and payment dates correspond to the record and interest payment dates on the Subordinated Notes. Distributions payable on any Common Securities that are not punctually paid on any Distribution date as a result of Time Warner having failed to make the corresponding interest payment on the Subordinated Notes will forthwith cease to be payable to the person in whose name such Common Security is registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such Common Security is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture. Subject to any applicable laws and regulations and the provisions of the Declaration, each payment in respect of the Common Securities will be made as described in paragraph 9 hereof. If any date on which Distributions are payable on the Common Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

            (d) All Distributions paid with respect to the Common Securities and the Preferred Securities will be paid on a Pro Rata Basis to the Holders thereof entitled thereto.

            (e) In the event that there is any money or other property held by or for the Trust that is not accounted for under the Declaration or the terms of the Preferred Securities or these terms of the Common Securities, such money or property shall be distributed on a Pro Rata Basis among the Holders of the Preferred Securities and Common Securities.

            3. Liquidation Distribution Upon Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation Event"), the Holders of the Trust Securities on the date of such Liquidation Event will be entitled to be paid on a Pro Rata Basis out of the assets of the Trust the Liquidation Distribution in connection with such Liquidation Event unless Subordinated Notes in an aggregate principal amount equal to the aggregate Stated Amount of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on, the Trust Securities have been distributed on a Pro Rata Basis (determined without regard to the proviso in the definition of such term) to the Holders of the Trust Securities in exchange for such Trust Securities. The "Liquidation Distribution" will be equal to (a)(i) if such Liquidation Event occurs at the stated maturity of the Subordinated Notes, the Mandatory Redemption Price, (ii) if such Liquidation Event occurs in connection with the optional redemption of the Subordinated Notes, the Call Price, (iii) if such Liquidation Event occurs in connection with the special redemption of the Subordinated Notes, the Special Redemption Price and (iv) if such Liquidation Event occurs in connection with an acceleration of the Subordinated Notes in any other circumstance, the Note Acceleration Price (as defined in the Indenture), in each case plus (b) the amount of accrued and unpaid Distributions on the Trust Securities to but excluding the date of payment. In addition, in the event that the assets of the Trust exceed the amount necessary to pay to all holders of the Trust Securities the full amount of the Liquidation Distribution, such excess will be paid to the holders of the Trust Securities on a Pro Rata Basis

(determined without regard to the proviso in the definition of such term).


            SECTION 4. Redemption and Distribution of Subordinated Notes. The Trust Securities may only be redeemed if Subordinated Notes having an aggregate principal amount equal to the aggregate Stated Amount of the Trust Securities are repaid, redeemed or distributed as set forth below:

            (a) Subject to the exercise by Time Warner of the Time Warner Exchange Right with respect to the Preferred Securities, on December 23, 1997 (the "Mandatory Redemption Date"), each of the Trust Securities then outstanding will be redeemed (on a Pro Rata Basis) by the Trust, in cash, at a mandatory redemption price per Trust Security equal to (i) the lesser of (A) $54.41 and
(B) the Exchange Valuation Price, on the Trading Day immediately preceding December 17, 1997 of such amount of Exchange Property (which as of the date of this Declaration consists of one share of Hasbro Common Stock for each Preferred Security) as relates to one Preferred Security at such time (determined by reference only to the Exchange Property and the Preferred Securities) (the "Mandatory Redemption Price") plus (ii) an amount equal to all accrued and unpaid Distributions on such Trust Security to but excluding the Mandatory Redemption Date.

            (b) At any time and from time to time prior to the Mandatory Redemption Date, upon the call for redemption prior to maturity by Time Warner of the Subordinated Notes, the proceeds of such redemption shall be promptly applied to redeem, and the Trust shall call for redemption, on a Pro Rata Basis, Trust Securities having an aggregate Stated Amount equal to the aggregate principal amount of the Subordinated Notes so redeemed, upon not less than 20 nor more than 45 Business Days' notice, and deliver to the Holders thereof in exchange for each Trust Security so called for redemption, subject to the exercise of the Time Warner Exchange Right with respect to the Preferred Securities, cash in an amount equal to the Call Price in effect on the date of redemption (the "Optional Redemption Date"), plus cash in an amount equal to all accrued and unpaid Distributions on such Trust Security, whether or not declared, for the period to but excluding the Optional Redemption Date. The "Call Price" is equal to (a) $54.41 per Trust Security plus (b) an amount initially equal to $2.30 per Trust Security, declining by $.002712 for each day that shall have elapsed in the period from the Issue Date to but excluding the Optional Redemption Date (the number of days in such period being computed on the basis of a 360-day year of twelve 30-day months) to $.16 on October 23, 1997, and $0 thereafter. The date of any such redemption of Common Securities and Preferred Securities shall be established to coincide with the redemption date of the Subordinated Notes.

            (c) If fewer than all the outstanding Trust Securities are to be so redeemed, the Trust Securities will be redeemed on a Pro Rata Basis and the Common Securities to be redeemed will be redeemed as described in paragraph 4(f)(ii) below. If a partial redemption would result in the delisting of the Preferred Securities by any national securities exchange or other self-regulatory organization (including The Nasdaq Stock Market) on which the Preferred Securities are then listed, Time Warner pursuant to the Indenture will only redeem the Subordinated Notes in whole and, as a result, the Trust may only redeem the Common Securities in whole.

            (d) (i) If, at any time, a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the Regular Trustees shall notify Time Warner thereof and Time Warner shall elect to either (A) direct the Regular Trustees to dissolve the Trust and cause Subordinated Notes having an aggregate principal amount equal to the aggregate Stated Amount of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, and having the same record date for payment as, the Trust Securities outstanding at such time, to be distributed to the Holders of the Trust Securities on a Pro Rata Basis in liquidation of such Holders' interests in the Trust, within 90 days following the occurrence of such Special Event, provided, however, that in the case of the occurrence of a Tax Event, as a condition of any such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the Holders of the Preferred Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of the dissolution of the Trust and distribution of Subordinated Notes; (B) to redeem the Subordinated Notes in accordance with the Indenture and the Trust Securities as described under paragraph (ii) below or (C) in the case of a Tax Event, allow the Subordinated Notes and the Trust Securities to remain outstanding and indemnify the Trust for all taxes payable by it as a result of such change in law or interpretation; provided that, if and as long as at the time there is available to the Trust the opportunity to eliminate, within 90 days following the occurrence of such Special Event (the "90-Day Period"), the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Trust, Time Warner or the Holders of the Trust Securities (a "Ministerial Action"), the Trust will pursue such measure in lieu of dissolution or redemption; provided further, that Time Warner shall have no right to redeem the Subordinated Notes or to direct the Regular Trustees to dissolve the Trust while the Regular Trustees are pursuing such Ministerial Action unless the Special Event shall not have been so eliminated by the 85th day following the occurrence thereof, in which case Time Warner shall be permitted to so direct the Regular Trustees or to provide notice to the holders of the redemption of the Subordinated Notes; provided further, that if dissolution of the Trust and distribution of the Subordinated Notes to the holders of the Trust Securities would eliminate the condition causing the Tax Event or the Investment Company Event and all other conditions to such dissolution and distribution have been satisfied, Time Warner will not be permitted to redeem the Subordinated Notes at the Special Redemption Price; and provided further, that Time Warner shall not be permitted to direct the Regular Trustees to dissolve the Trust and distribute the Subordinated Notes to the holders of the Trust Securities upon the occurrence of the condition described in clause
      (2) in the definition of "Tax Event" if, after giving effect to such dissolution and distribution, Time Warner would not be permitted to deduct a greater percentage of the interest payable on the Subordinated Notes than it had been permitted to deduct for United States Federal income tax purposes prior to the occurrence of such Tax Event.

            (ii) Subject to the exercise of the Time Warner Exchange Right with respect to the Preferred

      Securities, upon the occurrence and continuation of a Tax Event or an Investment Company Event, Time Warner shall have the right to redeem the Subordinated Notes in whole (but not in part), upon not less than 20 nor more than 45 Business Days' notice, within the 90-Day Period (such date of redemption a "Special Redemption Date"), in which case the Trust shall (unless the Trust shall have been dissolved) redeem in cash Trust Securities having an aggregate Stated Amount equal to the aggregate principal amount of the Subordinated Notes so redeemed, at a price per Trust Security equal to (A) the lesser of (1) $54.41 and (2) the Exchange Valuation Price on the Trading Day immediately preceding such Special Redemption Date of the amount of Exchange Property that relates to one Preferred Security at such time (determined by reference only to the Exchange Property and the Preferred Securities and based on the Exchange Rate in effect as of such Trading Day), plus (B) an amount initially equal to $2.30 per Trust Security, declining by $.002712 on each day following the issue date (computed on the basis of a 360-day year of twelve 30-day months) to $.16 on October 23, 1997, and $0 thereafter (such price the "Special Redemption Price"), plus an amount equal to all accrued and unpaid distributions on such Trust Security to but excluding the Special Redemption Date. The Common Securities and the Preferred Securities will be redeemed on a Pro Rata Basis.

            (iii) "Tax Event" means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after August 9, 1995, as a result of (A) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (B) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (C) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (D) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after August 9, 1995, there is more than an insubstantial risk that at such time or within 90 days of the date thereof
      (1) the Trust is, or would be, subject to United States Federal income tax with respect to income accrued or received on the Subordinated Notes, (2) less than 25% of the interest payable by Time Warner to the Trust on the Subordinated Notes is, or would be, deductible by Time Warner for United States Federal income tax purposes, (3) the Trust is, or would be, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (4) as a result of the issuance of the Preferred Securities and/or the Subordinated Notes Time Warner (or an affiliate of Time Warner) is or would be treated as having disposed for United States Federal income tax purposes of the Hasbro Common Stock owned by it.

            (iv) "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in such matters that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an Investment Company that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after August 9, 1995.

            (v) On the date fixed for any distribution of Subordinated Notes, upon dissolution of the Trust, (i) the Common Securities will no longer be deemed to be outstanding, (ii) the Trust shall not have any further obligation to the holders of the Common Securities with respect to the Common Securities and (iii) certificates representing Common Securities will be deemed to represent beneficial interests in the Subordinated Notes having an aggregate principal amount equal to the aggregate Stated Amount of, and bearing accrued and unpaid interest equal to accrued and unpaid Distributions on, such Common Securities until such certificates are presented to Time Warner or its agent for transfer or reissuance.

      (e) The Trust may not redeem fewer than all the outstanding Common Securities unless all accrued and unpaid Distributions have been or are concurrently being paid on all Common Securities for all quarterly Distribution periods terminating on or prior to the date of redemption.

            (f) (i) Notice of any redemption (other than a mandatory redemption) of, or notice of distribution of Subordinated Notes in exchange for, the Preferred Securities and Common Securities (a "Redemption/Distribution Notice") will be given by the Regular Trustees on behalf of the Trust by mail to each Holder of Preferred Securities and Common Securities to be redeemed or exchanged not less than 20 nor more than 45 Business Days prior to the date fixed for redemption or distribution thereof. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this paragraph (f)(i), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Preferred Securities and Common Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Preferred Securities and Common Securities at the address of each such Holder appearing in the books and records of the Trust. Such Redemption/Distribution Notice shall set forth the aggregate Stated Amount of Trust Securities to be redeemed, the applicable Redemption Payment Date, the Call Price or Special Redemption Price, as the case may be, and, in the case of a Special Event, a brief description thereof. No defect in the Redemption/ Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

            (ii) In the event that fewer than all the outstanding Common Securities are to be redeemed, the Common Securities to be redeemed will be redeemed on a Pro Rata Basis from each Holder of Common Securities.

            (iii) Payment of the Mandatory Redemption Price, Call Price or Special Redemption Price (each a "Redemption Payment Amount") in respect of each Common

      Security, together with any accrued and unpaid Distributions thereon, is conditioned upon delivery or book-entry transfer of such Common Security (together with necessary endorsements) to the Property Trustee at any time (whether prior to, on or after the relevant Redemption Payment Date) after the Redemption/Distribution Notice is given (to the extent such notice is required). Payment of the Redemption Payment Amount, together with any accrued and unpaid distributions on each Common Security, will be made by the delivery of cash no later than the applicable Redemption Payment Date with respect to such Common Security or, if later, the time of delivery or transfer of such Common Security.

            (iv) If the Trust gives a Redemption/Distribution Notice in respect of a redemption of Common Securities as provided in this paragraph 4 (which notice will be irrevocable) then immediately prior to the close of business on the redemption date, provided that Time Warner has paid to the Property Trustee in immediately available funds a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Notes, Distributions will cease to accrue on the Common Securities called for redemption, such Common Securities will no longer be deemed to be outstanding and all rights of Holders of such Common Securities so called for redemption will cease, except the right of the Holders of such Common Securities to receive the Redemption Payment Amount, together with any accrued and unpaid Distributions on the Common Securities being redeemed, but without interest on such amount. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Common Securities which have been so called for redemption. If any date fixed for redemption of Common Securities is not a Business Day, then payment of the Redemption Payment Amount payable on such date, together with any accrued and unpaid Distributions to such date, will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Payment Amount in respect







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                                                                              11










      of Common Securities, together with any accrued and unpaid Distributions on such Common Securities, is improperly withheld or refused and not paid by the Property Trustee, Distributions on such Common Securities will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Payment Amount and the amount of any such accrued and unpaid Distributions.

            (v) Redemption/Distribution Notices shall be sent by the Regular Trustees on behalf of the Trust to the Holders of the Common Securities.

            (vi) Upon the date of dissolution of the Trust and distribution of Subordinated Notes as a result of the occurrence of a Special Event, Common Security Certificates shall be deemed to represent beneficial interests in the Subordinated Notes so distributed, and the Common Securities will no longer be deemed outstanding and may be canceled by the Regular Trustees. The Subordinated Notes so distributed shall have an aggregate principal amount equal to the aggregate Stated Amount of the Common Securities so distributed.

            SECTION 5. Voting Rights. (a) Except as provided under paragraph 5(b) below and as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

            (b) (i) Except as provided in the Declaration with respect to a Special Regular Trustee, Holders of Common Securities have the sole right under the Declaration to increase or decrease the number of Trustees, and to appoint, remove or replace a Trustee, any such increase, decrease, appointment, removal or replacement to be approved by Holders of Common Securities representing a Majority in Stated Amount of the Common Securities.

            (ii) If any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect (A) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (B) the liquidation, dissolution, winding-up or termination of the Trust, other than in connection







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                                                                              12










with the distribution of Subordinated Notes held by the Property Trustee, upon the occurrence of a Special Event or in connection with the redemption of Common Securities as a consequence of a redemption of Subordinated Notes, then the Holders of outstanding Trust Securities will be entitled to vote on such amendment or proposal as a class and such amendment or proposal shall not be effective except with the approval of the Holders of Trust Securities representing a Majority in Stated Amount of such securities affected thereby; provided, however, (1) if any amendment or proposal referred to in clause (A) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in Stated Amount of such class of Trust Securities, (2) the rights of Holders of Common Securities under Article V of the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees (other than a Special Regular Trustee) shall not be amended without the consent of each Holder of Common Securities and (3) amendments to the Declaration shall be subject to such further requirements as are set forth in Sections 12.01 and 12.02 of the Declaration.

            (iii) In the event the consent of the Property Trustee as the holder of the Subordinated Notes, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Subordinated Notes, the Property Trustee shall request the written direction of the Holders of the Trust Securities with respect to such amendment, modification or termination. The Property Trustee shall vote with respect to such amendment, modification or termination as directed by a Majority in Stated Amount of the Trust Securities voting together as a single class; provided that where such amendment, modification or termination of the Indenture or the Subordinated Notes requires the consent or vote of (1) holders of Subordinated Notes representing a specified percentage greater than a majority in principal amount of the Subordinated Notes or (2) each holder of Subordinated Notes, the Property Trustee may only vote with respect to that amendment, modification or termination as directed by, in the case of clause (1) above, the vote of Holders of Trust Securities representing such specified percentage of the aggregate Stated Amount of the Trust Securities, or, in the case of clause (2) above, each Holder of Trust Securities; and provided further, that the Property Trustee







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                                                                              13










shall not take any action in accordance with the directions of the Holders of the Trust Securities unless the Property Trustee shall have received, at the expense of the Sponsor, an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such action will not result in the Trust being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each holder of Trust Securities will be treated for United States Federal income tax purposes as owning an undivided beneficial interest in the Subordinated Notes.

            (iv) Subject to Section 2.06 of the Declaration, and the provisions of this and the next succeeding paragraph, the Holders of a Majority in Stated Amount of the Common Securities, voting separately as a class, shall have the right to (A) on behalf of all Holders of Common Securities, waive any past default that is waivable under the Declaration (subject to, and in accordance with the Declaration) and (B) direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Subordinated Notes, to (1) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Subordinated Notes, (2) waive any past default and its consequences that is waivable under Section 6.06 of the Indenture, or (3) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Notes shall be due and payable; provided that where the taking of any action under the Indenture requires the consent or vote of (x) holders of Subordinated Notes representing a specified percentage greater than a majority in principal amount of the Subordinated Notes or (y) each holder of Subordinated Notes, the Property Trustee may only take such action if directed by, in the case of clause (x) above, the vote of Holders of Common Securities representing such specified percentage of the aggregate Stated Amount of the Common Securities, or, in the case of clause (y) above, each Holder of Common Securities. Pursuant to this paragraph, the Property Trustee shall not revoke, or take any action inconsistent with, any action previously authorized or approved by a vote of the Holders of the Preferred Securities, and shall not take any action in accordance with the direction of the Holders of the







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                                                                              14










Common Securities under this paragraph if the action is prejudicial to the Holders of Preferred Securities. The Property Trustee shall not take any of the foregoing actions at the direction of the Holders of Common Securities unless the Property Trustee shall have received, at the expense of the Sponsor, an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such action will not result in the Trust being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each Holder of Trust Securities will be treated for United States Federal income tax purposes as owning an undivided beneficial interest in the Subordinated Notes.

            (c) (i) Notwithstanding any other provision of these terms, each Holder of Common Securities will be deemed to have waived any Event of Default with respect to the Common Securities and its consequences until Events of Default with respect to the Preferred Securities have been cured, waived by the Holders of Preferred Securities as provided in the Declaration or otherwise eliminated, and until all Events of Default with respect to the Preferred Securities have been so cured, waived by the Holders of Preferred Securities or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of Preferred Securities and only the Holders of the Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of the Declaration or of the Trust Securities. In the event that any Event of Default with respect to the Preferred Securities is waived by the Holders of Preferred Securities as provided in the Declaration, the Holders of Common Securities agree that such waiver shall also constitute the waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the Holders of the Common Securities.

            (ii) A waiver of an Indenture Event of Default by the Property Trustee at the direction of the Holders of the Preferred Securities will constitute a waiver of the corresponding Event of Default under the Declaration in respect of the Trust Securities.

            (d) Any required approval of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of







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                                                                              15










all of the Holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

            (e) No vote or consent of the Holders of Common Securities will be required for the Trust to redeem and cancel Common Securities in accordance with the Declaration.

            6. Pro Rata Treatment. A reference in these terms of the Common Securities to any payment, distribution or treatment as being made on a "Pro Rata Basis" shall mean, with respect to such payment, distribution or treatment, pro rata to each Holder of Trust Securities according to the aggregate Stated Amount of the Trust Securities held by such Holder in relation to the aggregate Stated Amount of all Trust Securities outstanding; provided, however, that if the assets of the Trust are insufficient to make such payment in full as a result of a default with respect to the Subordinated Notes, any funds available to make such payment shall be paid (a) first to each Holder of the Preferred Securities pro rata according to the aggregate Stated Amount of Preferred Securities held by such Holder in relation to the aggregate Stated Amount of all Preferred Securities outstanding up to an aggregate amount equal to the amount then owed to the Holders of the Preferred Securities, and (b) only after satisfaction of all amounts owed to the Holders of the Preferred Securities, to each Holder of Common Securities pro rata according to the aggregate Stated Amount of Common Securities held by such Holder in relation to the aggregate Stated Amount of all Common Securities outstanding.

            7. Ranking. The Common Securities rank pari passu, and payments will be made thereon on a Pro Rata Basis with, the Preferred Securities, except that if, as a result of an Event of Default with respect to the Subordinated Notes, the assets of the Trust are insufficient to make payments of Distributions or payments upon liquidation,







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                                                                              16









redemption of the Trust Securities or otherwise, the rights of Holders of the Common Securities to receive such payments will be subordinated to the rights of the Holders of the Preferred Securities.

            8. Mergers, Consolidations or Amalgamations. The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets to, any corporation or other body.

            9. Transfers, Exchanges, Method of Payments. Payment of Distributions and payments on redemption of the Common Securities or on dissolution of the Trust will be payable, the transfer of the Common Securities will be registrable, and Common Securities will be exchangeable for Common Securities of other denominations of a like aggregate Stated Amount, at the principal corporate trust office of the Property Trustee in The City of New York; provided that payment of Distributions may be made at the option of the Regular Trustees on behalf of the Trust by check mailed to the address of the persons entitled thereto and that the payment on redemption of any Common Security or on dissolution of the Trust will be made only upon surrender of such Common Security to the Property Trustee. Notwithstanding the foregoing, transfers of Common Securities are subject to conditions set forth in Section 9.01(c) of the Declaration.

            10. Acceptance of Indenture and Certain Other Matters. Each Holder of Common Securities, by the acceptance thereof, agrees (a) to the provisions of the Indenture and the Subordinated Notes, including the subordination provisions thereof and (b) to treat the Subordinated Notes as debt instruments for United States Federal, state and local income and franchise tax purposes and not to take any contrary position before any taxing authority or on any tax return.

            11. No Preemptive Rights. The Holders of Common Securities shall have no preemptive rights to subscribe to any additional Common Securities or Preferred Securities.

            12. Miscellaneous. These terms shall constitute a part of the Declaration. The Regular Trustees will provide a copy of the Declaration and the Indenture to a Holder without charge on written request to the Trust at its principal place of business.







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



                                                                         Annex I










                          TRANSFER OF THIS CERTIFICATE
                          IS SUBJECT TO THE CONDITIONS
                          SET FORTH IN THE DECLARATION
                                REFERRED TO BELOW


Certificate Number                           Number of Common Securities
      C-1


                    Certificate Evidencing Common Securities

                                       of

                           Time Warner Financing Trust


                             $1.24 Common Securities


            Time Warner Financing Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that [ ] (the "Holder") is the registered owner of ( )common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the $1.24 Common Securities (the "Common Securities"). The Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer and satisfaction of the other conditions set forth in the Declaration (as defined below) including, without limitation
Section 9.01(c) thereof. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust dated as of August 15, 1995, as the same may be amended from time to time (the "Declaration") including the designation of the terms of Common Securities as set forth in Exhibit C thereto. The Common Securities and the Preferred Securities issued by the Trust pursuant to the Declaration represent undivided beneficial interests in the assets of the Trust, including the Subordinated Notes (as defined in the Declaration) issued by Time Warner Inc., a Delaware corporation ("Time Warner"), to the Trust pursuant to the







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                                                                               2










Indenture referred to in the Declaration. The Regular Trustees will furnish a copy of the Declaration and the Indenture to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

            The Holder of this Certificate, by accepting this Certificate, is deemed to have agreed to the terms of the Indenture and the Subordinated Notes, including that the Subordinated Notes are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture, which term includes Time Warner's outstanding 8-3/4% Convertible Subordinated Debentures due 2015) as and to the extent provided in the Indenture.

            Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.


            IN WITNESS WHEREOF, Trustees of the Trust have executed this
certificate this             day of                 , 1995.


                              TIME WARNER FINANCING TRUST


                              By ___________________
                                 Thomas W. McEnerney,
                                 as Trustee



                              By ____________________
                                 Richard J. Bressler,
                                 as Trustee









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


                                                                               3










                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:

            This is one of the Common Security certificates referred to in the within-mentioned Declaration.


                              THE FIRST NATIONAL BANK OF CHICAGO,
                              not in its individual capacity but
                              solely as Property Trustee,

                              By:
                                --------------------------------
                                       Authorized Officer









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


                                                                               4









                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfer this Common Security Certificate to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert address and zip code of assignee)

and irrevocably appoints


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

----------------------------------------------------------------------- agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     ---------------

Signature:
          --------------------------------------------
(Sign exactly as your name appears on the other side of this Common Security Certificate)